SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-12

CASEY’S GENERAL STORES, INC.

(Name of Registrant as Specified In Its Charter)

[NOT APPLICABLE]

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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[Not Applicable]

☐	Fee paid previously with preliminary materials.

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[Not Applicable]

August 10, 2009

To Our Shareholders:

The Annual Meeting of the shareholders of Casey’s General Stores, Inc. will be held at the Casey’s General Stores, Inc. Corporate Headquarters, One Convenience Blvd., Ankeny, Iowa, at 9:00 A.M., central time, on Friday, September 18, 2009. The formal Notice of Annual Meeting and Proxy Statement, which are contained in the following pages, outline the three proposals to be voted upon by shareholders at the Annual Meeting.

It is important that your shares be represented at the meeting whether or not you are personally able to attend. To make it easier for you to vote your shares, you now have the choice of voting over the Internet, by telephone, or by completing and returning the enclosed proxy card. The proxy card describes your voting options in greater detail. If you later find that you may be present for the meeting or for any other reason desire to revoke your proxy, you may do so at any time before it is voted.

Your copy of the Company’s Annual Report and Form 10-K for 2009 is also enclosed. Please read it carefully. It gives you a report on the Company’s operations for the fiscal year ended April 30, 2009.

We look forward to seeing you at the meeting and thank you for your continued interest in the Company.

Sincerely,

Robert J. Myers
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

SEPTEMBER 18, 2009

To the Shareholders of Casey’s General Stores, Inc.:

The Annual Meeting of the shareholders of Casey’s General Stores, Inc., an Iowa corporation, will be held at the Casey’s General Stores, Inc. Corporate Headquarters, One Convenience Boulevard, Ankeny, Iowa, on Friday, September 18, 2009, at 9:00 A.M., central time, for the following purposes:

1.	To elect the nine nominees named in the attached proxy statement to the Board of Directors;

2.	To ratify the appointment of KPMG LLP as the Company’s independent auditor for the fiscal year ending April 30, 2010;

3.	To consider and act upon a proposal to approve the 2009 Stock Incentive Plan; and

4.	To transact such other business as may properly come before the meeting or at any adjournment or postponement thereof.

The Board of Directors has fixed the close of business, July 24, 2009, as the record date for the determination of shareholders entitled to notice of and to vote at this meeting and at any and all adjournments thereof. A list of such holders will be open for examination by any shareholder, at the Company’s Corporate Headquarters at the address described above, beginning two business days after the date hereof and continuing through the meeting.

By Order of the Board of Directors,

Brian J. Johnson
Vice President – Finance and Corporate Secretary

August 10, 2009

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on September 18, 2009

The Proxy Statement and Annual Report to shareholders are available at www.edocumentview.com/casy

PROXY STATEMENT

This Proxy Statement and the accompanying proxy card or voting instruction card are being mailed beginning on or about August 10, 2009, to each holder of record of the Common Stock, no par value (the “Common Stock”), of Casey’s General Stores, Inc. (the “Company”) at the close of business on July 24, 2009. Proxies in the form enclosed are solicited by the Board of Directors of the Company for use at the Annual Meeting of shareholders to be held at the Casey’s General Stores, Inc. Corporate Headquarters, One Convenience Boulevard, Ankeny, Iowa 50021, at 9:00 A.M., central time, on Friday, September 18, 2009.

Shareholders of record may vote in person at the Annual Meeting or by granting a proxy. Holders of Common Stock being held in street name may vote by submitting voting instructions to their broker or nominee. In either circumstance, shares may be voted in one of the following ways:

•	By Internet at the address listed on the proxy card

•	By telephone using the toll-free number listed on the proxy card

•	By returning the enclosed proxy card (signed and dated) in the envelope provided.

When a shareholder votes by proxy, the shares represented thereby will be voted at the meeting in accordance with the shareholder’s instructions. If no instructions are given on a signed proxy card, the proxy will be voted FOR the election as directors of the nominees named herein, FOR ratification of the appointment of KPMG LLP as the Company’s independent auditor for the fiscal year ending April 30, 2010, and FOR the approval of the 2009 Stock Incentive Plan.

A person giving a proxy may revoke it at any time before it is voted. Any shareholder attending the meeting may, on request, vote his or her own shares even though the shareholder has previously granted a proxy. Unless revoked, the shares of Common Stock represented by proxies will be voted on all matters to be acted upon at the meeting.

For participants in the Casey’s General Stores 401(k) Plan (the “KSOP”), the voting instruction card directs Delaware Charter Guarantee & Trust Company (the “Trustee”), the trustee of the KSOP, with respect to voting of the shares held in the participants’ accounts. Participants can direct the voting of the shares allocated to their accounts on the Internet, by telephone or by returning the signed instruction card in the envelope provided, but cannot direct the voting of their KSOP shares in person at the meeting. If voting instructions for shares in the KSOP are not returned, those shares will be voted by the Trustee in the same proportion as the shares for which voting instructions are returned by the other participants in the KSOP. To allow sufficient time for the Trustee to tabulate the vote of the KSOP shares, participant instructions must be received before the close of business on September 16, 2009.

The cost of soliciting proxies will be borne by the Company. The Company expects to solicit proxies primarily by mail. Proxies may also be solicited personally and by telephone by certain officers and regular employees of the Company. The Company may reimburse brokers and their nominees for their expenses in communicating with the persons for whom they hold shares of the Company.

SHARES OUTSTANDING

Holders of record of the Common Stock at the close of business on the record date, July 24, 2009, will be entitled to vote on all matters to be presented at the Annual Meeting. On the record date, 50,877,912 shares of Common Stock were outstanding. Each such share of Common Stock will be entitled to one vote on all matters.

The following table contains information with respect to each person, including any group, known to the Company to be the beneficial owner of more than 5% of the Common Stock of the Company as of the dates indicated in the footnotes following the table. Except as otherwise indicated, the persons listed in the table have the voting and investment powers with respect to the shares indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Barclays Global Investors, NA 45 Fremont Street San Francisco, CA 94105	3,504,782	(1)	6.90%

(1)	Based on Schedule 13G filed by Barclays Global Investors, NA, Barclays Global Fund Advisors and Barclays Global Investors, Ltd, with the SEC dated February 6, 2009. Such information indicates that such entities had sole voting power over 2,760,264 shares and sole dispositive power of 3,504,782 shares.

VOTING PROCEDURES

Under Iowa corporate law and the Second Amended and Restated Bylaws of the Company (the “Bylaws”), the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote must be present or represented by proxy in order to constitute a quorum to conduct business at the 2009 Annual Meeting.

Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Accordingly, the nine nominees for election as directors at the Annual Meeting who receive the greatest number of votes cast for election will be the duly elected directors. The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting is required for ratification of the appointment of the independent auditor and for approval of the 2009 Stock Incentive Plan. Abstentions and any “broker non-votes,” which occur when brokers are prohibited from exercising voting authority for beneficial owners who have not provided voting instructions, will not be counted for the purpose of determining the number of votes cast.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors currently consists of nine persons. Under the Restatement of the Restated and Amended Articles of Incorporation (the “Restated Articles”), the Board of Directors may consist of up to nine persons, and individuals may be elected by the Board to fill any vacancies or to occupy any new directorships, with such individual serving in each case until the next annual meeting of shareholders and until a successor is duly elected and qualified.

Patricia Clare Sullivan, a director of the Company since 1996, asked not to be re-nominated and will finish her term on the Board of Directors following the election of her successor at the Annual Meeting. Pat has contributed a great deal to the Board over the years, and she will be missed.

The Board of Directors has accepted the recommendation of the Nominating and Corporate Governance Committee that the nine individuals named below be designated as nominees for election as directors of the Company at the 2009 Annual Meeting of shareholders. All of the nominees except Mr. Horak are currently directors of the Company and have been previously elected by the shareholders. Directors are elected to hold office until the next annual election and, in each case, until their respective successors are duly elected and qualified.

Additional information regarding each of these nominees is set forth below. The number of shares of Common Stock of the Company beneficially owned by each of the nominees as of July 24, 2009 is set forth on page 11. Except as may be otherwise expressly stated, all nominees for directors have been employed in the capacities indicated for more than five years.

It is intended that all proxies in the accompanying form, unless contrary instructions are given thereon, will be voted for the election of all the persons designated by the Board of Directors as nominees. In the event of death or disqualification of any nominee, or the refusal or inability of any nominee to serve as a director, the enclosed proxy may be voted with discretionary authority for the election of a substitute nominee approved by the Board of Directors.

The Board of Directors recommends a vote FOR election of the following nominees as directors of the Company:

Ronald M. Lamb, 73, Chairman of the Board and retired Chairman of the Executive Committee. Mr. Lamb joined the Company in 1971, and served as Chairman of the Board and Chief Executive Officer from 1998 until June 21, 2006, and as Chairman of the Executive Committee from then until his retirement on April 30, 2008. Mr. Lamb has been a director of the Company since 1981.

Robert J. Myers, 62, President and Chief Executive Officer of the Company. Mr. Myers has been associated with the Company since 1989. He served as Senior Vice President from December 1998 until May 2002, when he assumed the position of Chief Operating Officer. He was elected to his current position as President and Chief Executive Officer in June 2006, and has been a director of the Company since 2006.

Kenneth H. Haynie, 76, former shareholder with the Des Moines, Iowa law firm of Ahlers & Cooney, P.C. Since his retirement on December 31, 2002, he has served in an of counsel capacity, with no interest in the ownership or earnings of the law firm. He has served as a director of the Company since 1987.

Johnny Danos, 69, Director of Strategic Development for LWBJ, LLC, a public accounting and consulting firm located in West Des Moines, Iowa. From 1995 until 2008, Mr. Danos served as President of the Greater Des Moines Community Foundation, a charitable public foundation dedicated to improving the quality of life in Greater Des Moines. Mr. Danos was employed by KPMG LLP (and its predecessor firms) for over 30 years, and retired as the managing partner of its Des Moines office in 1995. Mr. Danos also is a member of the Board of Directors of the Federal Home Loan Bank of Des Moines. He has been a director of the Company since 2004.

William C. Kimball, 61, retired Chairman and Chief Executive Officer of Medicap Pharmacy, Inc., a national franchisor of community retail pharmacies, and currently a partner in Kimball-Porter Investments, LLC, an Iowa based investment company. Mr. Kimball also serves as a member of the Board of Directors of Principal Mutual Funds. Mr. Kimball has been a director of the Company since 2004.

Diane C. Bridgewater, 46, Vice-President, Chief Financial Officer and Treasurer of Life Care Services, LLC, a Des Moines-based manager and developer of continuing care retirement communities throughout the United States. Prior to her employment with Life Care Services, LLC, Ms. Bridgewater was employed by Pioneer, a DuPont Company, for 18 years, in roles including Vice President and Chief Financial Officer and Vice President and Business Director, North America Operations. Ms. Bridgewater has been a director of the Company since 2007.

Jeffrey M. Lamberti, 46, President and Managing Shareholder with the Ankeny, Iowa law firm of Block, Lamberti & Gocke, P.C. Mr. Lamberti served as an Iowa State Senator from 1999 to 2006 and as President of the Iowa Senate from 2004 to 2006. He is the son of Donald F. Lamberti, a founder of the Company. Mr. Lamberti has been a director of the Company since March 5, 2008.

Richard A. Wilkey, 69, management and development consultant since 1990 to various companies in the Midwest. Mr. Wilkey is a former City Manager of the City of Des Moines (1974-85) and former President of the Racing Association of Central Iowa (1986-89). He was employed by the Weitz Corporation (1985-90) as Executive Vice President of Administration and Finance and as President of Life Care Services Corporation, a major subsidiary of the Weitz Corporation. He has been a director of the Company since December 2, 2008.

H. Lynn Horak, 63, past Regional Chairman with Wells Fargo Regional Banking. Mr. Horak held many positions with Wells Fargo Bank beginning in 1972, including Executive Vice President and Chief Financial Officer from 1981 to 1986, President and Chief Operating Officer from 1986 to 1991, and Chief Executive Officer of Regional Banking for Iowa, Nebraska and Illinois from 1991 until 2007. Mr. Horak also serves on the board of directors of Iowa Telecommunications Services, Inc. and the boards of four other privately held businesses.

GOVERNANCE OF THE COMPANY

In accordance with applicable Iowa law, the business and affairs of the Company are managed under the direction of the Board of Directors. Directors are expected to attend all Board meetings and meetings of the committees on which they serve, and each annual shareholders meeting. All of the members of the Board of Directors attended last year’s Annual Meeting of shareholders.

The Board of Directors held four meetings during the fiscal year ended April 30, 2009, and each member of the Board of Directors attended 75% or more of the aggregate number of Board meetings and meetings of committees on which the member served. At intervals between formal meetings, members of the Board are provided with various items of information regarding the Company’s operations and are frequently consulted on an informal basis with respect to pending business.

The non-management directors of the Board met in executive session without management present two times during the 2009 fiscal year, and the Board has determined that such executive sessions will continue to be held at least twice each year in the future. The presiding director at such meetings has been Mr. Kimball. Any party wishing to communicate with the presiding director may send correspondence to him in care of Brian J. Johnson, Vice President – Finance and Corporate Secretary, Casey’s General Stores, Inc., One Convenience Boulevard, Ankeny, Iowa 50021.

Director Independence and Financial Literacy

Mr. Haynie, Ms. Sullivan, Mr. Danos, Mr. Kimball, Ms. Bridgewater, Mr. Wilkey and Mr. Lamberti are considered “independent” directors, as that term is defined in Nasdaq Listing Standards. The Board has not yet made a formal determination as to whether Mr. Horak will be an “independent” director, but management knows of no reason or facts that would preclude such a determination following Mr. Horak’s election to the Board. As such, a majority of the Board of Directors is considered “independent” as so defined.

In reaching this conclusion, the Board of Directors considered the facts and circumstances of Mr. Haynie’s relationship with Ahlers & Cooney, P.C., and determined that the relationship was not material and does not interfere with Mr. Haynie’s independent judgment in carrying out his responsibilities as a director. The Board of Directors also considered the payments that Mr. Lamberti’s father, Donald F. Lamberti, receives from the Company under the Non-Qualified Supplemental Executive Retirement Plan (described on page 16 of this Proxy Statement) (which the Board determined to be non-discretionary retirement compensation) and the contingent beneficial interest Mr. Lamberti has under the trust agreement described on page 10, and concluded that neither interest was material or would interfere with the exercise of Mr. Lamberti’s independent judgment in carrying out his responsibilities as a director.

Board Committees

The Bylaws of the Company establish four standing committees of the Board of Directors: the Executive Committee, the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. In addition, the Bylaws authorize the Board of Directors to establish other committees for selected purposes.

Executive Committee

The Executive Committee, presently consisting of Mr. Lamb (Chair), Mr. Myers and Mr. Haynie, is authorized, within certain limitations set forth in the Bylaws, to exercise the power and authority of the Board of Directors between meetings of the full Board. The Committee met twice during the fiscal year ended April 30, 2009.

Audit Committee

The Audit Committee presently consists of Ms. Bridgewater (Chair), Mr. Danos, Mr. Kimball, Mr. Wilkey, Mr. Lamberti and Ms. Sullivan, all of whom are “independent” under the criteria established by the SEC and Nasdaq. The Board of Directors has approved the designation of Ms. Bridgewater as an “audit committee financial expert” as that is defined under Item 401(h) of SEC Regulation S-K.

The Audit Committee performs the duties set forth in its written Charter (which is available on the Company’s website—www.caseys.com). Under its Charter, the Audit Committee is directly responsible for the appointment, termination, compensation and oversight of the independent public accounting firm it retains to audit the Company’s books and records. The Audit Committee regularly reports to the Board on the audit and the non-audit activities of the auditors, approves all audit engagement fees and pre-approves any non-audit engagement and compensation of the independent auditors.

The Audit Committee has established a regular schedule of meetings to be held five times each year with financial management personnel, internal accounting and auditing staff and the independent auditor. During these meetings, the Committee also meets separately in executive sessions with the internal auditing staff and the independent auditor. The Committee met five times during the fiscal year ended April 30, 2009.

Compensation Committee

The Compensation Committee presently consists of Mr. Haynie (Chair), Mr. Danos, Mr. Kimball, Ms. Bridgewater, Mr. Lamberti, Mr. Wilkey and Ms. Sullivan, all of whom are “independent” under the Nasdaq criteria. The Compensation Committee annually reviews the performance of the Chief Executive Officer and reviews management’s evaluation of the performance of the Company’s senior officers and their compensation arrangements, and makes recommendations to the Board of Directors concerning the compensation of the Chief Executive Officer and the Company’s senior officers. The Committee’s determination (and its deliberations) of the Chief Executive Officer’s compensation are done in executive session, without the presence of management, including the Chief Executive Officer.

As set forth in its written Charter (which is available on the Company’s website—www.caseys.com), the Committee has authority to retain and terminate executive compensation consulting firms to advise the Committee and, from time to time, retains compensation consultants to assist with the Committee’s review and development of its compensation recommendations.

The Committee also administers the 2000 Stock Option Plan (“2000 Option Plan”) of the Company. The practice of the Committee has been to consider a grant of stock options every other year in June. The Board of Directors has approved a policy statement concerning the granting of stock options, as described on page 15. Grants of all stock options are required to be made at the last reported sales price of the underlying shares on the grant date.

The Committee met four times during the fiscal year ended April 30, 2009. The report of the Compensation Committee is included herein on page 18.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is or has been an officer or employee of the Company or had any relationship that is required to be disclosed as a transaction with a related party.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee presently consists of Ms. Sullivan (Chair), Mr. Haynie, Mr. Danos, Mr. Kimball, Ms. Bridgewater, Mr. Lamberti and Mr. Wilkey, all of whom are

“independent” under the Nasdaq criteria. The Nominating and Corporate Governance Committee generally reviews the qualifications of candidates proposed for nomination to the Board of Directors, recommends to the Board candidates for election at the Annual Meeting of shareholders, and performs the other duties set forth in its written Charter (which is available on the Company’s website—www.caseys.com). Under Charter amendments approved by the Board of Directors in December 2008, the Committee’s responsibilities were expanded to include the recommendation to the Board of corporate governance policies or guidelines that should be applicable to the Company, and the responsibility to lead the Board in an annual review of the Board’s performance (see “Recent Governance Policies” below). The Committee met five times during the fiscal year ended April 30, 2009.

The Nominating and Corporate Governance Committee will consider nominees recommended by shareholders if they are submitted in accordance with the Second Amended and Restated Bylaws (“Bylaws”), approved in June 2009. Briefly, the Bylaws contain specific advance notice procedures relating to shareholder nominations of directors and other business to be brought before an annual or special meeting of shareholders other than by or at the direction of the Board of Directors. Under the Bylaws, in order for a shareholder to nominate a director candidate for election at an annual meeting of shareholders, the shareholder must deliver written notice thereof to the Secretary of the Company not less than 90 days nor more than 120 days prior to the first anniversary date of the date of the immediately preceding annual meeting of shareholders. In the case of shareholder nominations to be considered at the 2010 Annual Meeting, therefore, such notice must be received by the Secretary by no earlier than May 24, 2010 and no later than June 22, 2010. The notice must set forth certain information concerning such shareholder and the shareholder’s nominee(s), including but not limited to their names and addresses, occupation, share ownership, rights to acquire shares and other derivative securities or short interests held, a representation that the shareholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, a description of all arrangements or understandings between the shareholder and each nominee, such other information as would be required to be included in a proxy statement pursuant to the proxy rules of the SEC had the nominee(s) been nominated by the Board of Directors, and the consent of each nominee to serve as a director of the Company if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the provisions of the Bylaws. A copy of the Bylaws may be obtained by request addressed to Brian J. Johnson, Vice President – Finance and Corporate Secretary, Casey’s General Stores, Inc., P.O. Box 3001, Ankeny, Iowa 50021.

The Charter sets forth, among other things, the minimum qualifications that the Nominating and Corporate Governance Committee believes must be met by a Committee-recommended nominee, and the specific qualities or skills that the Nominating and Corporate Governance Committee believes are necessary for one or more of the Company’s directors to possess. In considering individuals for nomination as directors, the Nominating and Corporate Governance Committee typically solicits recommendations from the current directors and is authorized to engage search firms to assist in the process, although it has not done so to date.

Shareholder Ad Hoc Committee

In September 2008, the Board of Directors re-constituted the Shareholder Ad Hoc Committee, consisting of all non-management directors, for the purpose of considering issues related to the Shareholder Rights Plan (“Rights Plan”), which has been in effect since 1989. Mr. Haynie served as Chair of the Committee. The Committee met twice during the fiscal year ended April 30, 2009 with legal and investment banking advisors. The Committee met again in June 2009, at which time the Committee recommended to the Board of Directors (i) that the Rights Plan be allowed to expire at its stated termination date of June 14, 2009 and (ii) that the Bylaws be amended and restated to include more extensive “advance notice” provisions applicable to shareholder business proposals and director nominations, as well as to include certain other changes relating to Board committees and other matters. The Board of Directors accepted the Committee’s recommendations at its meeting on June 10, 2009 and approved the proposed Bylaw changes at that time.

Succession Planning Committee

In December 2008, the Board of Directors established a Succession Planning Committee, with Mr. Danos serving as its Chair to regularly review succession planning for the Chief Executive Officer and other executive officer positions. Other members of the Committee include Messrs. Kimball, Lamberti and Wilkey. This Committee did not meet during the fiscal year ended April 30, 2009, but has met once since then.

Recent Governance Policies

In March 2009, the Nominating and Corporate Governance Committee recommended, and the Board of Directors approved, several corporate governance policies that were considered to be generally consistent with current Board or Company practice, even though they have not been previously stated as a formal policy position:

1. That the Chief Executive Officer be prohibited from serving on the boards of more than two other companies, which for this purpose includes public companies as well as not-for-profit organizations or other entities that are likely to require a similar time commitment. Prior notice to the Board of Directors is required before acceptance of any such position.

2. That all members of the Board of Directors serve on no more than two other public company boards. In addition, service on the boards of not-for-profit organizations or other entities that may require a similar time commitment shall be disclosed and acceptable to the Board.

3. That all members of the Board of Directors attend at least one director education or governance-related program every three years.

4. That the Succession Planning Committee of the Board, established by the Board at its meeting on December 2, 2008, regularly review a succession plan with the Chief Executive Officer and keep the full Board informed of its discussions with the CEO on succession planning matters.

5. That all members of the Board of Directors commit to becoming shareholders of the Company within two years of their election to the Board, and that all executive officers similarly maintain an ownership interest in the Common Stock of the Company, either directly or through the 401(k) plan.

In accordance with its recent Charter amendments, the Committee (under the direction of Mr. Kimball) conducted a review of the Board’s performance in June 2009, and expects to do so annually in the future.

Shareholder Communications

It is the general policy of the Board that management speaks for the Company. To the extent shareholders would like to communicate with a Company representative, they may do so by contacting Terry Handley, Chief Operating Officer, One Convenience Boulevard, P.O. Box 3001, Ankeny, IA 50021. Mr. Handley also can be reached by telephone at 515/965-6218 and by email at terry.handley@caseys.com.

Any shareholder wishing to communicate with one or more Board members should address a written communication to Diane C. Bridgewater, Chair of the Audit Committee, at Capital Square, 400 Locust, Suite 820, Des Moines, Iowa 50309. Ms. Bridgewater will forward such communication on to all of the members of the Board, to the extent such communications are deemed appropriate for consideration by the Board.

DIRECTOR COMPENSATION

During the fiscal year ended April 30, 2009, each director who was not a Company employee was compensated for services as a director by an annual retainer of $40,000 and a meeting fee of $1,000 for each shareholder and Committee meeting attended. The Chair of the Board and of the Compensation, Nominating and Audit Committees were compensated for such services by an annual retainer of $6,000. Company employees serving on the Board do not receive any compensation for services as a director. The Company reimburses all directors for travel and other necessary business expenses incurred in the performance of their services for the Company and extends coverage to them under the Company’s group life insurance plan, with individual coverages of up to $50,000 each. Non-employee directors also are reimbursed for costs associated with their attendance at seminars relating to corporate governance matters, up to a maximum of $5,000 per year.

Under the Non-Employee Directors’ Stock Option Plan approved by the shareholders at the 1995 Annual Meeting (the “Director Stock Plan”), each Eligible Non-Employee Director (defined in the Director Stock Plan as any person who is serving as a non-employee director of the Company on the last day of a fiscal year) annually receives an option to purchase 2,000 shares of Common Stock. The exercise price of all options awarded under the Director Stock Plan is the average of the last reported sale prices of shares of Common Stock on the last trading day of each of the 12 months preceding the award of the option. The term of such options is ten years from the date of grant, and each option is exercisable immediately upon grant. The aggregate number of shares of Common Stock that may be granted pursuant to the Director Stock Plan may not exceed 200,000 shares, subject to adjustment to reflect any future stock dividends, stock splits or other relevant capitalization changes. In accordance with the terms of the Director Stock Plan, Messrs. Lamb, Haynie, Danos, Kimball, Lamberti and Wilkey, Ms. Sullivan and Ms. Bridgewater each received an option on May 1, 2008 to purchase 2,000 shares of Common Stock at an exercise price of $26.51 per share.

The following table sets out the compensation paid to or on behalf of our directors during the fiscal year ended April 30, 2009:

Director Compensation Table

Director	Fees Earned or Paid in Cash ($)	Option Awards ($)[1]	All Other Compensation ($)[2]		Total ($)
Ronald M. Lamb	$59,438	$—	$358,930	[3]	$418,368
Kenneth H. Haynie	55,000	16,600	38		71,638
Patricia Clare Sullivan	57,000	16,600	38		73,638
Johnny Danos	56,000	16,600	62		72,662
William C. Kimball	49,000	16,600	96		65,696
Diane C. Bridgewater	62,000	16,600	96		78,696
Jeffrey M. Lamberti	46,000	16,600	96		62,696
Richard A. Wilkey	33,000	—	62		33,062

[1]

The stock option award of May 1, 2008 is calculated at the aggregate grant date fair value computed in accordance with FAS 123R. As of the fiscal year ended April 30, 2009, each director held the following aggregate number of stock options: Mr. Lamb: 0 shares; Mr. Haynie: 18,000 shares; Ms. Sullivan: 10,000 shares; Mr. Danos: 10,000 shares; Mr. Kimball: 10,000 shares; Ms. Bridgewater: 4,000 shares; Mr. Lamberti: 2,000 shares and Mr. Wilkey: 0 shares.

[2]	Except with respect to Mr. Lamb, the indicated amounts represent the dollar value of life insurance premiums.
[3]

With his retirement on April 30, 2008, Mr. Lamb is receiving retirement benefits under a Non-Qualified Supplemental Executive Retirement Plan (“SERP”) described on page 16. The indicated amount includes (i) a retirement benefit under the SERP equal in amount to $350,000 per year and (ii) the annual premiums for life and health insurance for Mr. Lamb.

Certain Relationships and Related Transactions

The Company has a written policy requiring the approval by the Audit Committee of transactions between the Company and “related parties” that are required to be disclosed under Item 404 of Regulation S-K, unless the transaction is available to all employees generally or unless the transaction involves less than $5,000, when aggregated with all similar transactions. “Related parties” include senior officers or directors (and their immediate family members), shareholders owning more than five percent of the Company or an entity that is either owned or controlled by such individuals or an entity over which such individuals have a substantial ownership interest or control.

At one store location in Des Moines, Iowa, the Company owns the building and currently leases the land from a trust created by Mr. Lamberti’s grandmother in 1980. The land is the primary asset of the trust. Mr. Lamberti is one of a number of contingent beneficiaries under this trust who are eligible to receive income or principal distributions in the discretion of the trustee. He has never received any income or other distributions from the trust, and does not expect to receive any material distribution from the trust in the future. The Company’s lease extends until September 2012 and provides for a fixed monthly rental payment of $1,300 and payment of an amount equal to 1% of sales by the store. The Company has an option to purchase the property for its fair market value at the end of the lease term. The amounts paid by the Company under the lease during the past three fiscal years were $66,506 in fiscal 2009, $70,819 in fiscal 2008, and $62,740 in fiscal 2007.

BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK

BY DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth, as of July 24, 2009, the beneficial ownership of shares of the Company’s Common Stock, the only class of capital stock outstanding, by the current directors and nominees for directors of the Company, the executive officers named in the Summary Compensation Table herein, and all current directors and executive officers as a group. Except as otherwise indicated, the shareholders listed in the table have the voting and investment powers with respect to the shares indicated.

Name of Beneficial Owner	Direct Ownership		Shares Subject to Options(1)	KSOP Shares(2)	Total Amount and Nature of Beneficial Ownership(3)	Percent of Class
Ronald M. Lamb	709,470		2,000	—	711,470	1.4%
Robert J. Myers	28,000		30,000	7,068	65,068	*
Kenneth H. Haynie	30,662		20,000	—	50,662	*
Patricia Clare Sullivan	3,780		12,000	—	15,780	*
Johnny Danos	7,275		12,000	—	19,275	*
William C. Kimball	3,506	(4)	12,000	—	15,506	*
Diane C. Bridgewater	—		6,000	—	6,000	*
Jeffrey M. Lamberti	25,400	(5)	4,000	—	29,400	*
Richard A. Wilkey	—		—	—	—	*
H. Lynn Horak	—		—	—	—	*
Terry W. Handley	—		60,000	9,687	69,687	*
William J. Walljasper	—		52,000	4,857	56,857	*
Sam J. Billmeyer	—		50,000	3,910	53,910	*
Michael R. Richardson	—		42,500	35,827	78,327	*
All current executive officers and directors as a group (12 persons)	808,093		302,500	61,349	1,171,942	2.3%

*	Less than 1%
(1)	Consisting of shares (which are included in the totals) that are subject to acquisition through the exercise of stock options granted under the 2000 Option Plan or the Director Stock Plan, but which cannot be presently voted by the executive officers or non-employee directors holding the options. See “DIRECTOR COMPENSATION” and “COMPENSATION DISCUSSION AND ANALYSIS—Long-Term Incentive Compensation” herein. Certain of the options held by the executive officers are not currently exercisable and cannot be exercised within 60 days hereof.
(2)	The amounts shown (which are included in the totals) consist of shares allocated to the named executive officers’ accounts in the KSOP as of April 30, 2009 (the most recent allocation made by the Trustee of the KSOP) over which the officer exercises voting power. Under the trust agreement creating the KSOP, the shares of Common Stock held by the Trustee are voted by the Trustee in accordance with the participants’ directions or, if no directions are received, in the same manner and proportion as the Trustee votes shares for which the Trustee does receive timely instructions.
(3)	Except as otherwise indicated, the amounts shown are the aggregate numbers of shares attributable to the individuals’ direct ownership of shares, shares subject to the exercise of options, and KSOP shares.
(4)	The amount shown includes 410 shares held by the spouse of Mr. Kimball.
(5)	The amount shown includes 400 shares held for the benefit of a minor child.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), requires the Company’s officers, directors and owners of more than 10% of the outstanding Common Stock to file reports of ownership and changes in ownership with the SEC, and also to furnish the Company with a copy of all such reports that they file. Based solely upon a review of the copies of the reports furnished to the Company, all such reporting persons complied with such reporting obligations during the fiscal year ended April 30, 2009, except (i) Ms. Sullivan filed one report late with respect to the exercise of an option granted under the Director Stock Plan and subsequent sale of the option shares, and (ii) Mr. Danos filed one report late with respect to the purchase of shares by his spouse.

COMPENSATION DISCUSSION AND ANALYSIS

The following section provides a discussion and analysis of compensation paid or awarded to the named executive officers for the fiscal year ended April 30, 2009. In this section, the words “our” and “we” refer to the Company, and “Committee” refers to the Compensation Committee of the Board of Directors.

Executive Compensation Strategy/Objectives

Our executive compensation policies are designed to attract, motivate and retain executives who will contribute to the long-term success of the Company, and to reward executives for achieving both short-term and long-term strategic goals of our Company. We also believe it is important to align the interests of the executives with those of shareholders. In order to achieve these objectives, compensation for executive officers is linked directly to our Company’s financial performance.

Components of Compensation

Our compensation program has four primary components: base salary; short-term incentive (bonus) compensation; a long-term incentive in the form of stock option grants; and benefits. A significant portion of an executive’s compensation is placed at risk, and the only fixed compensation paid is base salary and benefits. The remaining total compensation (short-term incentive bonuses and long-term stock option awards) for our named executive officers is not guaranteed and the value to the executive is based on the Company’s and the executive’s performance.

Each executive’s total compensation is reviewed in June of each year. Compensation decisions made in June regarding salary increases become effective as of the prior May 1. Stock options typically are awarded every other year. All of these decisions are made in the context of the Company’s performance against targets and the individual’s performance against performance goals and objectives. The Committee’s goal is to recommend compensation that is reasonable and competitive when all elements of potential compensation are considered.

Base Salary

Our Chief Executive Officer recommends the individual base salaries for all other executive officers and the Vice Presidents. Base salaries for executive officers and Vice Presidents of the Company are determined primarily on the basis of each executive officer’s experience, performance and responsibilities. Comparative data prepared by the Chief Executive Officer or executive compensation consulting firms also has been considered from time to time by the Committee. Individual salaries are reviewed annually. For fiscal year 2009, the other named executive officers received salary increases based on individual performance, as well as overall internal and external pay equity, that ranged from 5.4% to 33.3%.

The base salary of Mr. Myers is set forth in his employment agreement with the Company and may be adjusted during the term thereof with the consent of Mr. Myers. During fiscal year 2009, Mr. Myers’ base salary was $660,000, and it remains in effect at that level.

Annual Incentive Payments (Bonus)

The executive officers of the Company, including the named executive officers and its Vice Presidents, annually participate in an incentive compensation bonus pool.

The purpose of the bonus award is to reward superior performance by the Company’s executive officers that has resulted in the Company achieving certain financial performance levels in terms of earnings per share and return on invested capital. At the beginning of each fiscal year (typically in June), the performance goals are established through a process that includes input from senior management and results in a recommendation by the Committee to the Board of Directors.

In fiscal 2009, the target for the incentive compensation award was 35% of base salary, with a maximum award of 50% of base salary. The performance goals for the fiscal year ended April 30, 2009 were based on earnings per share (75%) and return on invested capital (25%). Each metric, which is described below, is closely tied to the execution of strategic business objectives and in the aggregate are designed to increase shareholder value.

Earnings per share: The growth of earnings per share is related to the growth of shareholder value and is an important measure used by the investing community to evaluate our financial performance. Long-term sustained growth should positively impact our share price and market capitalization. The Board of Directors also considers one-time and extraordinary charges and adjusts earnings per share targets so that management is not advantaged by favorable items or disadvantaged by unfavorable items that are not relevant to current operating performance. For example, gasoline margins are assumed to be consistent with the Company’s historical experience.

Return on invested capital: Return on invested capital (ROIC) is determined by dividing operating income after depreciation and tax before interest by average invested capital. We believe that ROIC is a useful measure of management’s effectiveness in creating value for our shareholders.

The chart below summarizes the relative weighting of the performance goals and funding levels applied for the fiscal year ended April 30, 2009:

2009 Annual Incentive Performance Goal Weighting

Goal	Weightings	Targets
		A	B	C	D	E	F	G
Earnings per Share	75%	[1]7.5%	11.25%	18.75%	26.25%	30.0%	33.75%	37.5%
Return on Invested Capital	25%	[1]2.5%	3.75%	6.25%	8.75%	10.0%	11.25%	12.5%
Maximum % of Base Salary Percentage		10%	15%	25%	35%	40%	45%	50%

[1]	Percentage of Base Salary

Achievement of Targets

Generally, the Committee sets the target levels based on the Company’s operating plan for the year, which includes a series of goals to ensure short-term growth objectives are met or exceeded, and performance is consistent with what is necessary for long-term earnings and shareholder value growth. Minimum and maximum objectives are set slightly above and below the target levels. In making the annual determination of the minimum, target and maximum levels, the Committee may consider the specific circumstances facing the Company during the coming year and expectations regarding earnings per share and Company performance, including the Company’s operating plan. The Committee believes that it is important for the executive officers to function as a cohesive team, and therefore establishes the performance targets on the basis of the Company’s performance as a whole and not with a focus on individual or divisional areas of responsibility.

The Committee believes that targets can be achieved with consistent superior performance throughout the year. During the past three years, the Company has achieved performance in excess of the minimum levels necessary to receive an incentive award in two years; no incentive awards were made for the 2007 fiscal year.

After the end of the fiscal year, the Committee reviews the Company’s actual performance against each of the performance goals established at the outset of the year and uses the performance weightings to establish the total annual incentive program bonus pool. Total bonus payments for all employees in the aggregate may not exceed the Company funded amount.

For the fiscal year ended April 30, 2009, the range in earnings per share that would result in payment of an annual bonus was $1.21 to $1.46. In the case of return on invested capital, the range extended from 7.6% to

9.0%. As a result of the Company’s financial performance which exceeded the maximum amount of both metrics, the maximum annual incentive bonuses were made to the named executive officers in respect of the Company’s performance during the 2009 fiscal year.

Long-term Incentive Compensation

Under the long-term incentive program, stock options may be granted to executive officers and other key employees of the Company under the terms of the 2000 Stock Option Plan (“2000 Option Plan”). The size of an individual’s stock option award is based primarily on individual performance and the individual’s responsibilities and position with the Company. The 2000 Option Plan is designed to assist the Company in attracting, retaining and motivating executive officers and other key employees, and to align the interests of the executive officers and other key employees with those of our shareholders. The stock options are granted with an exercise price equal to the fair market value of our Common Stock on the date of grant. Option recipients are required to enter into standard option grant agreements which reflect the specific terms of the stock option and terms of forfeiture should the individual leave the employment of the Company.

It has been the Committee’s practice generally to award options to key Company employees in every other year. Based on recommendations developed by Mr. Myers and reviewed by the Committee in June 2009, stock options were awarded in June 2009 to the executive officers (except Mr. Myers, who declined to accept any grant of options) and other key employees. The June 2009 option awards were subject to a three-year vesting restriction and may not be exercised during that initial three-year period.

In March 2007, the Board adopted a policy providing that option awards can only be adopted by the Committee at an in-person or telephonic meeting, as opposed to written consent. Options can be awarded only within a two week period following the release of the Company’s annual financial results in June as long as directors are not in possession of material non-public information about the Company. The grant date is the date of the meeting when the grant is approved and the price is the closing price of our Common Stock on the Nasdaq exchange on that date. Details of every stock option award will be reflected in Committee minutes and the Corporate Secretary will verify that grant documents are consistent with the grants authorized by the Committee and memorialized in the minutes.

Benefits and Perquisites

With limited exceptions, the Committee’s policy is to provide benefits to executive officers that are the same as those offered to all employees of the Company. We provide comprehensive health benefits, as well as life insurance and a disability program for all benefits-eligible employees, including the named executive officers. In addition, we offer retirement benefits through the Casey’s General Stores 401(k) Plan (KSOP) to a broad employee population including most of the named executive officers. We review our benefit plans periodically in comparison to those offered by other comparably sized central Iowa companies.

We generally provide limited perquisites. We pay the premiums for long-term disability and group life insurance coverages for all of the named executive officers. We also maintain a 10-year level premium term life insurance policy with a death benefit of $1,000,000 that insures the life of Mr. Myers, and which is payable upon his death to a beneficiary designated by him. At the end of Mr. Myers’ employment agreement, we will assign ownership of such policy to Mr. Myers, if he so requests, and Mr. Myers shall thereafter be responsible for the payment of the associated premiums.

The named executive officers and other members of senior management are provided with Company-owned automobiles, and are subject to applicable employment related taxes for their personal use of these automobiles. The Company also pays for a country club membership that is currently held in the name of Mr. Myers.

We own a corporate aircraft for the exclusive business use of our employees, including but not limited to the named executive officers. Personal use of the aircraft is not permitted under Company policy.

Separation and Change in Control Benefits

Under our employment agreement with Mr. Myers (“Myers Agreement”), we may terminate the employment of Mr. Myers with or without cause at any time. For this purpose, the term “cause” includes, but is not limited to, unsatisfactory performance, misconduct, insubordination, personal or professional conduct which may bring public embarrassment or disgrace to the Company, or a violation of the Company’s Code of Business Conduct and Ethics. In the event of a termination for cause, the Company would be obligated to pay Mr. Myers his base salary through the date of such termination. In the event of termination without cause, we are obligated to pay Mr. Myers his base salary through the date of termination, and then for a period of 12 months following the date of such termination. In the event of a “change of control” of the Company, the Myers Agreement would terminate and Mr. Myers would become entitled to all of the payments and benefits set forth in his existing “change of control” employment agreement with the Company (dated March 25, 1997), except that Mr. Myers also would remain entitled to the insurance and retirement payment benefits included in the Myers Agreement. In the event Mr. Myers terminates his employment of his own volition prior to the end of the Myers Agreement, the Company’s only obligation to Mr. Myers is to pay his base salary to him through the date of voluntary termination.

The Myers Agreement also contains provisions requiring Mr. Myers to maintain in confidence any confidential information and trade secrets of the Company obtained by him during the term of the agreement, and also restricts his employment in competition with the Company for a period of ten years following his termination of employment with the Company. The agreement with Mr. Myers, as CEO, will end on June 21, 2011.

If Mr. Myers’ severance subjects him to a golden parachute excise tax, he is not entitled to any “gross-up” to reimburse him for the excise tax. As a result of Section 409A of the Internal Revenue Code, severance payments may be delayed for six months after termination of employment.

We maintain “change in control” employment agreements with Messrs. Handley, Walljasper, Billmeyer and nine other officers. The purpose of these agreements is to encourage such individuals to carry out their duties in the event of a possible change of control of the Company. Under the terms of these agreements, the individuals may become entitled to receive certain payments upon their termination of employment or if their job duties or compensation and benefits are substantially reduced within two years following a change of control of the Company. The maximum amount payable is three times the sum of the individual’s salary and the highest annual bonus received by such individual during the two preceding years. In addition, the agreements provide for the continuation of certain benefits for up to two years after termination.

Retirement Arrangements

All executives are eligible to participate in the Casey’s General Stores 401(k) Plan (KSOP) under the same terms and conditions as other salaried employees. The current plan is the result of a merger (effective April 30, 2003) of a former employee stock ownership plan and a defined contribution 401(k) plan. The plan covers all employees who meet minimum age and service requirements; as of April 30, 2009, there were 3,340 active participants in the plan. Shares of our Common Stock held by the plan trustee are allocated to participant accounts and may be distributed to eligible participants upon death, disability, retirement or termination of employment.

In 1997, the Board of Directors adopted a Non-Qualified Supplemental Executive Retirement Plan (“SERP”). The SERP provides for the payment of an annual retirement benefit to specified officers for the earlier of a period of 20 years or until their death, after which such benefits shall be paid to the officer’s spouse for a period ending on the 20th anniversary of the officer’s retirement or the spouse’s death, whichever occurs first. Mr. Lamb and Donald F. Lamberti, a founder of the Company, are the only participants in the SERP and receive annual retirement benefits of $350,000 and $275,000, respectively.

At the time of approval of the SERP, the Board of Directors also approved the execution of a trust agreement with UMB Bank, n.a. for the purpose of creating a trust to secure its obligations under the SERP in the event of a change of control of the Company. In such event, the trust would be funded in an amount equal to the maximum amount payable to the officers under the SERP, either in cash or pursuant to an irrevocable letter of credit established by the Company for that purpose. Payment of the retirement benefits to the officers thereafter would be made by the trustee from the trust funds, at the times and in the amounts provided in the SERP.

Mr. Myers is not a participant in the SERP, and is not eligible to receive any payments from the SERP. If Mr. Myers remains employed by the Company as President and Chief Executive Officer throughout the term of the Myers Agreement, then commencing on January 1, 2012 and continuing for a period of ten years thereafter, the Company will pay an annual retirement benefit to Mr. Myers (or his spouse, in the event of his death during said period) equal to one-half of the average of his base salary (not including any bonus payments) for the last three years of his employment under the Myers Agreement. If Mr. Myers’ employment by the Company terminates before June 21, 2011, whether with or without cause (as defined in the Myers Agreement), the Company shall have no obligation to make the foregoing retirement payments to Mr. Myers (or his spouse).

Deductibility of Compensation for Tax Purposes

We periodically review the terms of the employment agreements with the executive officers and from time to time consider modifications to the same. We also are aware of the statutory limitations placed on the deductibility of compensation in excess of $1 million which is earned by an executive officer in any year that is not considered to be “performance-based.” However, shareholder interests are at times best served by not restricting the Committee’s discretion and flexibility in developing compensation programs, even though the programs may result in non-deductible compensation expenses. Accordingly, the Committee may from time to time approve elements of compensation for certain officers that are not fully deductible.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis that begins on page 13. Based on the Compensation Committee’s review and the discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

Kenneth H. Haynie, Chair

Patricia Clare Sullivan

Johnny Danos

William C. Kimball

Diane C. Bridgewater

Jeffrey M. Lamberti

Richard A. Wilkey

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate by reference this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report and the Audit Committee Report are not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

EXECUTIVE OFFICERS AND THEIR COMPENSATION

The Company currently has four executive officers and nine other Vice Presidents. The current executive officers are as follows:

Name	Current Office Held	First Became Executive Officer	Age
Robert J. Myers	President and Chief Executive Officer	1999	62

Terry W. Handley	Chief Operating Officer	2002	49

William J. Walljasper	Senior Vice President and Chief Financial Officer	2004	45

Sam J. Billmeyer	Senior Vice President – Logistics & Acquisitions	2006	52

Each of the executive officers has served the Company in various executive or administrative positions for at least the last five years.

EXECUTIVE COMPENSATION

The table below summarizes the total compensation paid or earned by each of the Chief Executive Officer, Chief Financial Officer, and the Company’s three other most highly compensated officers (together, the “named executive officers”) for the fiscal years ended April 30, 2009, 2008 and 2007:

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary($)	Option Awards($)[1]	Non-equity Incentive Plan Compensation($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings($)[2]	All Other Compensation($)[3]	Total($)
Robert J. Myers,	2009	$660,000	$47,673	$330,000	$477,348	$28,086	$1,543,107
President and Chief Executive Officer	2008	$600,000	$52,470	$300,000	$384,358	$26,204	$1,363,032
	2007	$475,625	$15,885	$0	$350,000	$20,109	$861,619

Terry W. Handley,	2009	$365,000	$47,673	$182,500	$—	$23,798	$618,971
Chief Operating Officer	2008	$335,000	$52,470	$167,500	$—	$24,910	$579,880
	2007	$305,000	$15,885	$0	$—	$26,695	$347,580

William J. Walljasper,	2009	$300,000	$47,673	$150,000	$—	$22,577	$520,250
Senior Vice President and Chief Financial Officer	2008	$275,000	$52,470	$137,500	$—	$25,123	$490,093
	2007	$250,000	$15,885	$0	$—	$21,905	$287,790

Sam J. Billmeyer,	2009	$300,000	$47,673	$150,000	$—	$26,119	$523,792
Senior Vice President – Logistics and Acquisitions	2008	$225,000	$52,470	$112,500	$—	$25,530	$415,500
	2007	$200,000	$15,885	$0	$—	$19,085	$234,970

Michael R. Richardson,	2009	$195,000	$47,673	$97,500	$—	$23,401	$363,574
Vice President – Marketing	2008	$185,000	$52,470	$92,500	$—	$24,274	$354,244
	2007	$175,000	$15,885	$0	$—	$24,639	$215,524

[1]

The amounts indicated for 2009 reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended April 30, 2009, in accordance with FAS 123R, for options granted under the 2000 Option Plan and includes amounts from options granted prior to fiscal year 2009. Assumptions used in the calculation of these amounts are included in footnote 1, “Significant Accounting Policies—Stock-Based Compensation” to the Company’s audited financial statements for the fiscal year ended April 30, 2009, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 29, 2009.

[2]	The amounts indicated reflect the change in the present value of the future benefits payable to Mr. Myers under his employment agreement.
[3]	The amounts indicated under All Other Compensation for fiscal year 2009 are detailed below:

Name	KSOP Matching Contribution	Life Insurance Premiums	Health and Disability Premiums	Automobile Expense	Club Dues		Total
Robert J. Myers	$10,240	$96	$1,120	$8,895		$7,735	$28,086
Terry W. Handley	$6,120	$96	$10,167	$7,415		$—	$23,798
William J. Walljasper	$5,400	$96	$9,877	$7,204		$—	$22,577
Sam J. Billmeyer	$6,000	$96	$10,327	$9,696		$—	$26,119
Michael R. Richardson	$5,308	$96	$10,327	$7,670	$		$23,401

Outstanding Equity Awards at 2009 Fiscal Year-End

Option Awards

Name(a)	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Robert J. Myers	07-26-99	10,000	—	$14.9375	07-26-09
	06-06-03	10,000	—	14.08	06-06-13
	07-05-05	—	10,000	20.68	07-05-15
	06-25-07	—	10,000	26.92	06-25-17

Terry W. Handley	05-24-01	10,000	—	$11.74	05-24-11
	06-06-03	10,000	—	14.08	06-06-13
	07-05-05	—	10,000	20.68	07-05-15
	06-25-07	—	10,000	26.92	06-25-17

William J. Walljasper	05-24-01	2,000	—	$11.74	05-24-11
	06-06-03	10,000	—	14.08	06-06-13
	07-05-05	—	10,000	20.68	07-05-15
	06-25-07	—	10,000	26.92	06-25-17

Sam J. Billmeyer	06-06-03	10,000	—	$14.08	06-06-13
	07-05-05	—	10,000	20.68	07-05-15
	06-25-07	—	10,000	26.92	06-25-17

Michael R. Richardson	06-06-03	10,000	—	$14.08	06-06-13
	07-05-05	—	10,000	20.68	07-05-15
	06-25-07	—	10,000	26.92	06-25-17

Option Exercises

Name(a)	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)[1]
Robert J. Myers	—	—
Terry W. Handley	10,000	146,718
William J. Walljasper	1,500	21,284
Sam J. Billmeyer	—	—
Michael R. Richardson	10,000	144,818

[1]

The “value realized” represents the difference between the exercise price of the option shares and the market price of the option shares on the date the option was exercised. The value realized was determined without considering any taxes which may have been owed.

Nonqualified Deferred Compensation

Under our Executive Nonqualified Excess Plan (Deferred Compensation Plan), certain employees, including the named executive officers, may voluntarily defer up to 20% of their base salary and up to 100% of any bonuses awarded under the Company’s incentive compensation program. Unlike our tax-qualified 401(k) Savings Plan (KSOP), the participant deferrals under our Deferred Compensation Plan are not matched by the Company.

Elections to defer a portion of base salary and bonus are made by eligible participants in December of each year for amounts to be deferred in the following year. Our Deferred Compensation Plan offers certain employees a competitive deferral feature that can be used to supplement the limited deferrals permitted under our KSOP.

Messrs. Myers, Handley, and Walljasper are the only persons listed in the Summary Compensation Table who were participants in the Deferred Compensation Plan in fiscal year 2009. Details regarding their participation follows.

	Executive Contributions In Last FY ($)	Registrant Contributions In Last FY ($)[1]	Aggregate Earnings in Last FY ($)[2]	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Robert J. Myers	282,000	—	(380,682)	—	522,897
William J. Walljasper	57,500	—	(38,806)	—	119,909
Terry W. Handley	42,583	—	(40,941)	—	109,896

[1]	The Company makes no contributions to deferrals.
[2]	None of the earnings were included as compensation in the Summary Compensation Table.

Forty mutual fund investment alternatives are available in which plan participants can direct their investment. The participant’s investment return is based on their investment selections. Deferrals are immediately vested. Distributions from the plan are allowed at various times, including termination of employment, death, specified date, disability, change of control and in the event of unforeseen emergency. The Deferred Compensation Plan is unfunded and is not subject to the fiduciary requirements of ERISA.

RETIREMENT ARRANGEMENTS

As indicated in the Compensation Discussion and Analysis, the Employment Agreement between the Company and Mr. Myers provides for payments triggered upon retirement under certain circumstances. See page 17 for further details. The table below indicates the present value of the accrued benefit under any applicable plan for each named executive officer.

Name	Plan Name	Number of Years of Credited Service (#)[1]	Present Value of Accumulated Benefit ($)[2]	Payments During Last Fiscal Year ($)
Robert J. Myers	Employment Agreement[3]	—	1,211,706	—

Terry W. Handley	—	—	—	—

William J. Walljasper	—	—	—	—

Sam J. Billmeyer	—	—	—	—

Michael R. Richardson	—	—	—	—

[1]	“Years of Credited Service” is not applicable to the benefits payable under the Employment Agreement with Mr. Myers.
[2]

“Present Value of Accumulated Benefit” is calculated as of the same pension plan measurement date used for purposes of the Company’s audited financial statements. “Present Value of Accumulated Benefit” is the actuarial present value of accumulated benefits under the plan, determined generally using the same assumptions used for financial statement reporting under GAAP, and is reported as a lump sum regardless of the form of payment under the plan.

[3]

Mr. Myer’s Employment Agreement contains a benefit triggered upon his retirement that is described on page 17. He does not, however, have an interest in the SERP. The Agreement does not provide for an offset for Social Security benefits.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The following tables set out the payments that could be paid to the named executive officers upon a termination of their employment. The amounts shown assume that the termination event occurred on or was effective as of the fiscal year ended April 30, 2009, and thus include amounts earned through such time and are estimates of the amounts which would be paid out to the officer upon his termination. The actual amounts to be paid out can only be determined at the time of actual separation from the Company.

In addition to the amounts shown below, upon termination of employment for any reason, each officer will receive payment of his (i) vested benefits under the Company’s deferred compensation plan (as described on page 21 herein), (ii) vested account balance under the KSOP and (iii) accrued but unpaid vacation.

Robert J. Myers
Voluntary Termination					Involuntary Termination
Executive Benefits and Payments Upon Termination	Voluntary Termination[1]	Retirement[2]	Death[3]	Disability[4]	For Cause Termination[5]	Involuntary Not for Cause Termination[6]	Change in Control (Not for Cause/ Good Reason Termination)[7]
Severance Pay	$—	$—	$—	$—	$—	$660,000	$2,970,000
Value of Long-term Incentives[8]	$—	$—	$—	$—	$—	$—	$59,300
Post-employment Health Care[9]	$—	$—	$—	$192	$—	$—	$192
Life Insurance Proceeds	$—	$—	$1,050,000	$—	$—	$—	$—
Disability Benefits	$—	$—	$—	$150,000	$—	$—	$—
Total	$—	$—	$1,050,000	$150,192	$—	$660,000	$3,029,300

[1]

Upon voluntary termination, the Company’s only obligation is to pay salary up to the date of termination. All previously vested options remain exercisable for three months and all unvested options are forfeited as of the effective date of the voluntary termination.

[2]

Upon retirement, all previously vested options remain exercisable for three months and all unvested options are forfeited as of the effective date of retirement. If Mr. Myers remains President and CEO until June 21, 2011, then commencing on January 1, 2012 Mr. Myers will receive one-half of the average of his base salary for the last three years of his employment until his death and following his death, to his surviving spouse until the earlier of December 31, 2021 or the death of his surviving spouse.

[3]

Upon death, Mr. Myers’ beneficiaries would receive payment of the proceeds of Company provided life insurance. All previously vested options remain exercisable by Mr. Myers’ legal representative or beneficiaries for twelve months after the date of death.

[4]

Upon Mr. Myers’ becoming permanently incapacitated by reasons of sickness, accident or other physical or mental disability, as such incapacitation is defined by the Company’s Long-Term Disability carrier for a period exceeding 26 weeks during any twelve (12) month period, Mr. Myers Employment Agreement will terminate and he will only be entitled to disability benefits under the Company’s Long-Term Disability Plan. If an executive officer becomes “disabled” as defined in the Company-provided Long-Term Disability Plan, the officer would receive monthly disability payments equal to $5,000 per month to age 65.

[5]

Upon termination for Cause, the Company is obligated to pay salary up to date of termination. If the termination is for deliberate, willful or gross misconduct, all rights to exercise options expire upon the receipt of such notice of termination.

[6]

Upon an involuntary termination other than for Cause, the Company is obligated to pay Mr. Myers his current base salary for a period of twelve months following the date of such termination, conditioned upon Mr. Myers complying with the non-competition and non-solicitation provisions in his Employment Agreement. All previously vested options remain exercisable for three months and all unvested options are forfeited as of the effective date of the termination.

[7]

Upon termination within two years (or normal retirement date, whichever is earlier) following a Change in Control for (a) reasons other than Cause or disability by the Company or (b) for Good Reason by Mr. Myers, the Company is obligated to pay (i) salary through the date of termination and a prorated portion of an annual bonus amount, (ii) severance equal to three times the sum of current annual base salary and a calculated bonus amount; (iii) compensation previously deferred, including accrued interest; and (iv) continued benefits during the remainder of the two year employment period, including life insurance. The Company may reduce any payment if it would be non-deductible by the Company for federal income tax purposes because of Section 280G of the Internal Revenue Code. In addition, all unexercised stock options will become fully vested. If Mr. Myers’ employment is terminated due to death following a Change of Control, his legal representative is entitled to salary through the date of termination, a prorated annual bonus based on the last fiscal year and compensation previously deferred, including interest. If Mr. Myers’ employment is terminated due to disability within two years following a Change of Control, he is entitled to salary through the date of termination, a prorated annual bonus based on the last three fiscal years and compensation previously deferred, including interest. He is also entitled to disability and other benefits under any Company plan. If Mr. Myers’ employment is terminated due to Cause, he is only entitled to salary through the date of termination and compensation previously deferred, including accrued interest.

[8]

The amounts reported for long-term incentives (stock options) represent the in-the-money value of stock options that vest as a result of a termination of employment. The in-the-money value of stock options is calculated based on the closing stock price on April 30, 2009 ($26.61), the last trading day of the fiscal year. No amount is reported for options that were vested prior to April 30, 2009.

[9]	Includes the estimated cost of continued life insurance benefits.

William J. Walljasper
Voluntary Termination					Involuntary Termination
Executive Benefits and Payments Upon Termination	Voluntary Termination[1]	Retirement[2]	Death[3]	Disability[4]	For Cause Termination[5]	Change in Control (Not for Cause/ Good Reason Termination)[6]
Severance Pay	$—	$—	$—	$—	$—	$1,350,000
Value of long-term Incentives[7]	$—	$—	$—	$—	$—	$59,300
Post-employment Health Care[8]	$—	$—	$—	$19,946	$—	$19,946
Life Insurance Proceeds	$—	$—	$50,000	$—	$—	$—
Disability Benefits	$—	$—	$—	$1,215,000	$—	$—
Total	$—	$—	$50,000	$1,234,946	$—	$1,429,246

Terry W. Handley
Voluntary Termination					Involuntary Termination
Executive Benefits and Payments Upon Termination	Voluntary Termination[1]	Retirement[2]	Death[3]	Disability[4]	For Cause Termination[5]	Change in Control (Not for Cause/ Good Reason Termination)[6]
Severance Pay	$—	$—	$—	$—	$—	$1,642,500
Value of long-term Incentives[7]	$—	$—	$—	$—	$—	$59,300
Post-employment Health Care[8]	$—	$—	$—	$20,526	$—	$20,526
Life Insurance Proceeds	$—	$—	$50,000	$—	$—	$—
Disability Benefits	$—	$—	$—	$945,000	$—	$—
Total	$—	$—	$50,000	$965,526	$—	$1,722,326

Sam J. Billmeyer
Voluntary Termination					Involuntary Termination
Executive Benefits and Payments Upon Termination	Voluntary Termination[1]	Retirement[2]	Death[3]	Disability[4]	For Cause Termination[5]	Change in Control (Not for Cause/ Good Reason Termination)[6]
Severance Pay	$—	$—	$—	$—	$—	$1,350,000
Value of long-term Incentives[7]	$—	$—	$—	$—	$—	$59,300
Post-employment Health Care[8]	$—	$—	$—	$20,846	$—	$20,846
Life Insurance Proceeds	$—	$—	$50,000	$—	$—	$—
Disability Benefits	$—	$—	$—	$750,000	$—	$—
Total	$—	$—	$50,000	$770,846	$—	$1,430,146

Michael R. Richardson
Voluntary Termination					Involuntary Termination
Executive Benefits and Payments Upon Termination	Voluntary Termination[1]	Retirement[2]	Death[3]	Disability[4]	For Cause Termination[5]	Change in Control (Not for Cause/ Good Reason Termination)[6]
Severance Pay	$—	$—	$—	$—	$—	$877,500
Value of long-term Incentives[7]	$—	$—	$—	$—	$—	$59,300
Post-employment Health Care[8]	$—	$—	$—	$20,846	$—	$20,846
Life Insurance Proceeds	$—	$—	$50,000	$—	$—	$—
Disability Benefits	$—	$—	$—	$715,000	$—	$—
Total	$—	$—	$50,000	$735,846	$—	$957,646

[1]

Upon voluntary termination, the Company’s only obligation to the executive officer is to pay salary up to the date of termination. All previously vested options remain exercisable for three months and all unvested options are forfeited as of the effective date of the voluntary termination.

[2]

Upon retirement, the Company’s only obligation to the executive officer is to pay salary up to the date of retirement. All previously vested options remain exercisable for three months and all unvested options are forfeited as of the effective date of retirement.

[3]

Upon death, the named executive officers’ beneficiaries would receive payment of the proceeds of Company provided life insurance. All previously vested options remain exercisable by the officer’s legal representatives or beneficiaries for twelve months after the date of death.

[4]	If an executive officer becomes “disabled” as defined in the Company-provided Long-Term Disability Plan, the officer would receive monthly disability payments equal to $5,000 per month to age 65.
[5]

Upon termination for Cause, the Company’s only obligation is to pay salary through the date of termination. If the termination is for deliberate, willful or gross misconduct, all rights to exercise options expire upon the receipt of such notice of termination.

[6]

Upon termination within two years (or normal retirement date, whichever is earlier), following a Change in Control for (a) reasons other than Cause or disability by the Company or (b) for Good Reason by each officer, the Company is obligated to pay (i) salary through the date of termination and a prorated annual bonus amount, (ii) severance equal to three times the sum of current annual base salary and a calculated bonus amount; (iii) compensation previously deferred, including accrued interest; and (iv) continued benefits during the remainder of the two year employment period including health insurance and life insurance. The Company may reduce any payment if it would be non-deductible by the Company for federal income tax purposes because of Section 280G of the Internal Revenue Code. All unexercised stock options will become fully vested. If the officer’s employment is terminated due to death following a Change of Control, his legal representative is entitled to salary through the date of termination, a prorated annual bonus amount and compensation previously deferred, including interest. If the officer’s employment is terminated due to disability within two years following a Change of Control, he is entitled to salary through the date of termination, a prorated annual bonus amount and compensation previously deferred, including interest. The officer is also entitled to disability and other benefits under any Company plan. If the officer’s employment is terminated due to Cause, the officer is only entitled to salary through the date of termination and compensation previously deferred, including accrued interest.

[7]

The amounts reported for long term incentives (stock options) represent the in-the-money value of stock options that vest as a result of a termination of employment. The in-the-money value of stock options is calculated based on the closing stock price on April 30, 2009 ($26.61), the last trading day of the fiscal year. No amount is reported for options that were vested prior to April 30, 2009.

[8]	Includes the estimated cost of continued health and life insurance benefits.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information concerning the shares of Common Stock that may be issued upon exercise of options, warrants and rights under all equity compensation plans as of April 30, 2009, consisting of the 2000 Option Plan and the Director Stock Plan. Both of such plans have been approved by the shareholders.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	678,000	$20.45	494,164
Equity compensation plans not approved by security holders	None	None	None
Total	678,000	$20.45	494,164

REPORT OF THE AUDIT COMMITTEE OF

THE BOARD OF DIRECTORS

The Audit Committee operates under a Charter approved by the Board of Directors. All members of the Audit Committee are “independent”, as defined by the Securities and Exchange Commission as well as the applicable Nasdaq listing standards.

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.

In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee also discussed with the independent auditors matters required to be discussed by Statement on Auditing Standard No. 61 (Communication With Audit Committees). The Committee also has received and reviewed the written disclosures and the letter from the independent auditors required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Committee concerning independence, and has discussed with the independent auditor the firm’s independence.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended April 30, 2009.

AUDIT COMMITTEE

Diane C. Bridgewater, Chair

Johnny Danos

Patricia Clare Sullivan

William C. Kimball

Jeffrey M. Lamberti

Richard A. Wilkey

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Subject to shareholder ratification, the Audit Committee has appointed the firm of KPMG LLP to audit the consolidated financial statements of the Company for the fiscal year ending April 30, 2010. The Company has used KPMG LLP as its independent auditor for a number of years. Ratification of the appointment of auditors requires the affirmative vote of a majority of the shares represented at the meeting and voting on the matter. If the shareholders do not ratify this appointment, the Audit Committee will consider the matter of the appointment of independent auditors.

The Board of Directors recommends that shareholders vote FOR such ratification.

Representatives of KPMG LLP will be present at the Annual Meeting, will be given an opportunity to make a statement if they so desire and will be available to respond to appropriate questions relating to the audit of the Company’s Fiscal Year 2009 consolidated financial statements.

Independent Auditor Fees

The following table sets forth the aggregate fees billed to the Company and subsidiaries for the last two fiscal years ended April 30, 2008 and April 30, 2009 by the Company’s independent auditor, KPMG LLP:

	2008	2009
Audit Fees (a)	$366,700	$408,000
Audit-Related (b)	15,300	16,500
Tax Fees (c)	0	0
All Other Fees	0	0

	$382,000	$424,500

(a)	Includes fees for review of Securities and Exchange Commission filings and for internal controls attestation under Section 404 of the Sarbanes Oxley Act of 2002.
(b)	Fees for audits of employee benefit plans.
(c)	Fees for tax return preparation and tax consulting.

The Chair of the Audit Committee has advised the Board of Directors that the Audit Committee has determined the non-audit services rendered by KPMG LLP during the Company’s most recent year are compatible with maintaining the independence of the auditors.

Prior to the issuance of its audit report, KPMG LLP communicated (i) its responsibility under existing standards generally accepted in the United States of America; (ii) all critical accounting policies and practices used by the Company; and (iii) other significant written communication between KPMG LLP and management of the Company.

Pre-Approval Procedures

Under its charter, the Audit Committee shall pre-approve all audit and any permitted non-audit services provided to the Company by the independent auditors and the fees to be paid for those services. The Audit Committee may delegate authority to subcommittees (consisting of one or more members) to grant pre-approvals of certain audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals are presented to the full Audit Committee at its next scheduled meeting. All of the services provided by the independent auditor to the Company during the year ended April 30, 2009 were pre-approved by the Audit Committee or its Chairman pursuant to delegated authority.

PROPOSAL 3

APPROVAL OF THE 2009 STOCK INCENTIVE PLAN

In June 2009, the Board of Directors approved the 2009 Stock Incentive Plan (the “Plan”), subject to shareholder approval at the Annual Meeting. The Plan is intended to replace the 2000 Option Plan and the Director Stock Plan (together, the “Prior Plans”). If this new Plan is approved, no further options will be granted under the Prior Plans, and all options or other equity awards made on and after the approval will be made under the terms of the Plan.

The Board of Directors recommends that shareholders vote FOR approval of the Plan as described below.

Summary of the Plan

The following description of the Plan is only a summary of certain provisions thereof and is qualified in its entirety by reference to the full text of the Plan, a copy of which is included as an exhibit to this Proxy Statement.

Purpose

The Plan is intended to develop and maintain a sense of ownership and personal involvement in the development and financial success of the Company, and to encourage certain key employees and members of the Board of Directors to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. The Company seeks to build and maintain a stable and experienced management team, and strengthen the desire on their part to remain with the Company as well as to attract able individuals to become employees or serve as directors. As with the Prior Plans, the ultimate goal of the Plan is to encourage those individuals who are and will be responsible for the Company’s future growth and continued success to have a greater personal financial investment in the Company through ownership of its Common Stock.

Administration

The Plan will be administered by the Compensation Committee (the “Committee”) of the Board of Directors. The Committee shall have full and exclusive discretionary authority, subject to the provisions of the Plan, to establish rules and regulations necessary for the proper administration of the Plan. All actions taken and all interpretations and determinations made by the Committee shall be final and binding.

Eligibility

Employees and directors of the Company who are selected by the Committee are eligible to participate in the Plan.

Limits on Awards

The maximum number of shares of Common Stock that may be issued pursuant to awards granted under the Plan is 5,000,000. For purposes of this limit, each share issued pursuant to a stock option will be counted as one share, and each share issued pursuant to an award of restricted stock or restricted stock units will be counted as two shares. No individual participant may be granted awards under the Plan that could result in such participant receiving in any single calendar year (i) stock options for more than 200,000 shares of Common Stock or (ii) awards of restricted stock or restricted stock units relating to more than 100,000 shares.

The Committee will adjust these maximums, and the number of shares that may be issued in respect of awards granted under the Plan, in certain specified circumstances such as stock splits, mergers and other transactions. The Committee may also adjust performance goals in the event of unusual or nonrecurring events and other extraordinary items as approved by the Committee, except to the extent that doing so would cause an award intended to be exempt from Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), to fail to be exempt.

Shares covered by an award under the Plan that expire, or that are forfeited or terminated without being exercised, do not count towards the share limits.

Terms of Awards

The Plan permits the grant of the following types of awards: (a) stock options, which may be either “incentive stock options” meeting the requirements of Section 422 of the Code or “non-qualified stock options” that do not meet the requirements of Section 422 of the Code, (b) restricted stock, and (c) restricted stock units.

Stock Options. The exercise price for each stock option at the time the option is granted shall be equal to at least 100% of the fair market value of the Common Stock on the date of the grant. Fair market value for purposes of the Plan generally means the closing price on the Nasdaq Global Select Market for the applicable date. The term of an option granted under the Plan must not be more than ten years. The purchase price of any option may be paid: (a) in cash or its equivalent; (b) by tendering previously acquired shares valued at their fair market value; (c) through a cashless exercise procedure; or (d) a combination of the above. Stock options shall be subject to all other terms and conditions as the Committee may determine consistent with the provisions of the Plan. The Plan specifically prohibits the repricing of any option without shareholder approval.

Restricted Stock. Shares of restricted stock shall be subject to restrictions on transfer and such other restrictions on incidents of ownership as the Committee may determine, including, but not limited to, the lapse of restrictions upon the Participant’s achievement of one or more performance goals over a specified performance period determined pursuant to a performance formula, all as determined by the Committee. Restricted stock shall be subject to such terms and conditions as the Committee may determine consistent with the provisions of the Plan.

Restricted Stock Units. An award of restricted stock units is the right to receive shares of Common Stock or cash at such time and under such conditions as determined by the Committee, which may include a time-based vesting period or require attainment of performance goals within a stated performance period.

Performance Measures. The grants of shares of restricted stock or restricted stock units under the Plan may be conditioned on the achievement of certain financial results of the Company for a specified performance period. Such financial results, as selected by the Committee, may include earnings per share, return measures, net sales or net income, net sales or revenue growth, net operating profit, earnings before or after interest, taxes, depreciation and/or amortization, cash flow, share price, expense targets, cost reduction or savings, performance against operating budget goals, economic value added, margins, and/or, in the case of awards that the Committee determines will not be considered “performance-based compensation” under Code Section 162(m), such other goals as the Committee may establish in its discretion.

Transferability

Awards under the Plan generally are not transferable otherwise than by will or by laws of descent or distribution, except that a Participant may, to the extent allowed by the Committee and in the manner specified by the Committee, transfer any award or designate a beneficiary to receive payment of an award. The Committee shall have authority, in its discretion, to amend award agreements and to allow the transfer of any existing award in the manner specified by the Committee.

Amendments and Termination

The Board of Directors, without further approval of the shareholders, may at any time amend or terminate the Plan or an outstanding award agreement in such respects as the Board deems advisable. However, no amendment can become effective without prior approval of the shareholders if the Committee determines such approval is required by (1) the rules and/or regulations promulgated under Section 16 of the Securities Exchange Act of 1934, (2) the Code or any rules promulgated thereunder or (3) the Nasdaq listing requirements or any principal securities exchange or market on which the shares are then traded. Also, shareholders must approve Plan amendments to (a) increase the number of shares or maximum amount payable to a Participant as specified in certain sections of the Plan or (b) reduce the minimum option price which may be established under the Plan. No amendment will, without the Participant’s consent, alter or impair any of the rights or obligations under any award previously granted to him or her under the Plan.

Federal Income Tax Consequences

The following summarizes certain federal income tax consequences relating to the Plan under current tax law.

Stock Options. The grant of a stock option under the Plan will create no income tax consequences to the Company or the Participant. A Participant who is granted a nonqualified stock option will generally recognize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the Common Stock at such time over the exercise price. The Company will generally be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the Participant. Upon the Participant’s subsequent disposition of the shares received with respect to such stock option, the Participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis, which is the fair market value of the Common Stock on the exercise date.

In general, a Participant will recognize no income or gain as a result of exercise of an incentive stock option (except that the alternative minimum tax may apply). Except as described below, the Participant will recognize a long-term capital gain or loss on the disposition of the Common Stock acquired pursuant to the exercise of an incentive stock option, and the Company will not be allowed a deduction. If the Participant fails to hold the shares of Common Stock acquired pursuant to the exercise of an incentive stock option for at least two years from the grant date of the incentive stock option and one year from the exercise date, the Participant will recognize ordinary income at the time of the disposition equal to the lesser of (a) the gain realized on the disposition, or (b) the excess of the fair market value of the shares of Common Stock on the exercise date over the exercise price. The Company will generally be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the Participant. Any additional gain realized by the Participant over the fair market value at the time of exercise will be treated as a capital gain.

Restricted Stock. Generally, a Participant will not recognize income and the Company will not be entitled to a deduction at the time an award of restricted stock is made under the Plan, unless the Participant makes the election described below. A Participant who has not made such an election will recognize ordinary income at the time the restrictions on the stock lapse in an amount equal to the fair market value of the restricted stock at such time. The Company will generally be entitled to a corresponding deduction in the same amount and at the same time as the Participant recognizes income. Any otherwise taxable disposition of the restricted stock after the time the restrictions lapse will result in a capital gain or loss to the extent the amount realized from the sale differs from the tax basis, which is the fair market value of the Common Stock on the date the restrictions lapse. Dividends paid in cash and received by a Participant prior to the time the restrictions lapse will constitute ordinary income to the Participant in the year paid, and the Company will generally be entitled to a corresponding deduction for such dividends. Any dividends paid in stock will be treated as an award of additional restricted stock subject to the tax treatment described herein.

A Participant may, within 30 days after the date of the award of restricted stock, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted stock on the date of the award (less the amount, if any, the Participant paid for such restricted stock). If the Participant makes such an election, the Company will generally be entitled to a corresponding deduction in the same amount and at the same time as the Participant recognizes income. If the Participant makes the election, any cash dividends the Participant receives with respect to the restricted stock will be treated as dividend income to the Participant in the year of payment and will not be deducible by the Company. Any otherwise taxable disposition of the restricted stock (other than by forfeiture) will result in a capital gain or loss. If the Participant who has made an election subsequently forfeits the restricted stock, the Participant will not be entitled to deduct any loss. In addition, the Company would then be required to include as ordinary income the amount of any deduction the Company originally claimed with respect to such shares.

Restricted Stock Units. The grant of an award of restricted stock units will create no tax consequences for the Participant or the Company. Upon the vesting of the restricted stock units, the Participant will receive ordinary income equal to the fair market value of the shares received, and the Company will be entitled to a corresponding deduction.

The foregoing discussion is not a complete discussion of all the federal income tax aspects of the Plan. Some of the provisions contained in the Code have only been summarized, and additional qualifications and refinements are contained in regulations issued by the Internal Revenue Service.

Withholding

The Company will have the right to withhold from any shares deliverable to a Participant, or require that a Participant make arrangements satisfactory to the Company for payment of, such amounts as the Company shall determine for the purpose of satisfying its statutory liability to withhold federal, state and local income taxes, including payroll taxes, incurred by reason of the grant, exercise, vesting or payment of any award. In the discretion of the Committee, a Participant may be permitted to satisfy the Company’s minimum statutory withholding requirements by tendering previously acquired shares or by electing to have the Company withhold shares otherwise issuable to the Participant, having a fair market value, on the date income is recognized, in the minimum amount required to be withheld. The election must be made in writing and must be made according to such rules and in such form as the Committee shall determine.

New Plan Benefits

The Company cannot currently determine the awards that may be granted under the Plan in the future to the executive officers, other officers, directors or other employees. The Committee will make such determinations from time to time.

Other Information

The Board believes it is in the best long-term interests of both shareholders and employees of the Company to maintain a progressive stock-based incentive program in order to attract and retain the services of outstanding personnel and to encourage such personnel to have a greater financial investment in the Company. Although the success of the Company over the past ten years cannot be attributed solely to the adoption of the Prior Plans, the Board firmly believes they contributed to the Company’s success.

The Board of Directors recommends a vote “FOR” the approval of the 2009 Stock Incentive Plan presented in this Proposal 3.

ANNUAL REPORTS

The Company’s 2009 Annual Report, including consolidated financial statements, is being mailed to shareholders with this Proxy Statement, but does not form a part of the material for the solicitation of proxies. The Company will provide without charge to each shareholder, on written request, a copy of the Company’s Annual Report on Form 10-K for the year ended April 30, 2009, including the consolidated financial statements and schedules thereto, filed with the Securities and Exchange Commission. If a shareholder requests copies of any exhibits to such Form 10-K, the Company may require the payment of a fee covering its reasonable expenses. A written request should be addressed to the Vice President – Finance and Corporate Secretary, Casey’s General Stores, Inc., One Convenience Blvd., Ankeny, Iowa 50021-0845.

SUBMISSION OF SHAREHOLDER PROPOSALS

Any proposal which a shareholder intends to present at the annual meeting of shareholders in September 2010 must be received by the Company by April 14, 2010 in order to be eligible for inclusion in the Company’s proxy statement and proxy card relating to such meeting. Upon timely receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable SEC regulations governing the solicitation of proxies.

Under the Bylaws, a shareholder may bring other business before an annual meeting of shareholders only by delivering written notice to the Secretary of the Company not less than 90 days nor more than 120 days prior to the first anniversary date of the date of the preceding annual meeting of shareholders. Among other requirements, the notice must set forth certain information concerning such shareholder and all persons or entities acting in concert with the shareholder, including their names, addresses and number of shares owned of record, rights to acquire shares and other derivative securities or short interests held, a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, a description of all arrangements or understandings between such shareholder and any other persons in connection with the proposal of such business, a representation that such shareholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such business before the meeting and such other information regarding the proposal as would be required to be included in a proxy statement filed with the SEC. The Chairman of the meeting may determine that particular items of business were not properly brought before the annual meeting in accordance with the Bylaws, in which case any such business shall not be transacted.

A shareholder proponent must be a shareholder of the Company both at the time of giving of notice and at the time of the meeting and who is entitled to vote at the meeting. Any such notice must be given to the Secretary of the Company, whose address is One Convenience Blvd., Ankeny, Iowa 50021-0845. Any shareholder desiring a copy of the Bylaws will be furnished a copy without charge upon written request of the Secretary. The time limits described above also apply in determining whether notice is timely for purposes of Rule 14a-4(c)(1) under the Securities Exchange Act of 1934 relating to exercise of discretionary voting authority, and are separate and apart from, and in addition to, the SEC requirements that a shareholder must meet in order to have a shareholder proposal included in the Company’s proxy statement for an annual meeting.

OTHER MATTERS

So far as the Board of Directors and the management of the Company are aware, no matters other than those described in this Proxy Statement will be acted upon at the meeting. If, however, any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the same in accordance with their judgment on such other matters.

By Order of the Board of Directors,

Brian J. Johnson Vice President – Finance and Corporate Secretary
August 10, 2009

YOUR VOTE IS IMPORTANT. PLEASE COMPLETE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING POSTPAID ENVELOPE.

Exhibit A

Casey’s General Stores, Inc.

2009 Stock Incentive Plan

Article 1.    Establishment, Purpose, and Duration

1.1 Establishment. Casey’s General Stores, Inc., an Iowa corporation (hereinafter referred to as the “Company”), hereby establishes an incentive compensation plan to be known as the Casey’s General Stores, Inc. 2009 Stock Incentive Plan (hereinafter referred to as the “Plan”), as set forth in this document. This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Restricted Stock, and Restricted Stock Units. This Plan shall become effective upon shareholder approval (the “Effective Date”) and shall remain in effect as provided in Section 1.3 hereof.

1.2 Purpose of This Plan. The purpose of this Plan is to provide a means whereby Employees and Directors of the Company develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. A further purpose of this Plan is to provide a means through which the Company may attract able individuals to become Employees or serve as Directors of the Company and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company are of importance can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company.

1.3 Duration of This Plan. Unless sooner terminated as provided herein, this Plan shall terminate ten (10) years from the Effective Date. After this Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions.

Article 2.    Definitions

Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

2.1 “Affiliate” shall mean any corporation or other entity (including, but not limited to, a partnership or a limited liability company) that is affiliated with the Company through stock or equity ownership or otherwise, and is designated as an Affiliate for purposes of this Plan by the Committee.

2.2 “Annual Award Limit” or “Annual Award Limits” have the meaning set forth in Section 4.3.

2.3 “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Restricted Stock, or Restricted Stock Units, in each case subject to the terms of this Plan.

2.4 “Award Agreement” means either: (a) a written or electronic agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, including any amendment or modification thereof, or (b) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, Internet, or other non-paper Award Agreements, and the use of electronic, Internet, or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

2.5 “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such terms in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.6 “Board” or “Board of Directors” means the Board of Directors of the Company.

2.7 “Cause” means, unless otherwise specified in an Award Agreement or in an applicable employment agreement between the Company and a Participant, with respect to any Participant:

(a)	Willful failure to substantially perform his or her duties as an Employee (for reasons other than physical or mental illness) or Director after reasonable notice to the Participant of that failure;

(b)	Misconduct that materially injures the Company or any Subsidiary or Affiliate;

(c)	Conviction of, or entering into a plea of nolo contendere to, a felony; or

(d)	Breach of any written covenant or agreement with the Company or any Subsidiary or Affiliate.

2.8 “Change of Control” means any of the following events:

(a)	The acquisition by any Person of Beneficial Ownership of twenty percent (20%) or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of Directors (the “Outstanding Company Voting Securities”). Notwithstanding the immediately preceding sentence, the following acquisitions shall not constitute a Change of Control: (i) any acquisition by a Person who on the Effective-Date is the Beneficial Owner of twenty percent (20%) or more of the Outstanding Company Voting Securities, (ii) any acquisition directly from the Company, including without limitation, a public offering of securities, (iii) any acquisition by the Company; (iv) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate or Subsidiary; and (v) any acquisition by a corporation or other entity that is directly or indirectly owned by the shareholders of the Company in substantially the same proportion as their ownership of Shares of the Company;

(b)	Individuals who constitute the Board as of the Effective Date hereof (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a Director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election or removal of the Directors of the Company or other actual or threatened solicitation of proxies of consents by or on behalf of a Person other than the Board;

(c)	Consummation of a reorganization, merger, or consolidation to which the Company is a party or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case unless, following such Business Combination all or substantially all of the individuals and entities who were the Beneficial Owners of Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent ([50]%) of the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from the Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) (the “Successor Entity”) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Voting Securities; or

(d)	Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

2.9 “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

2.10 “Committee” means the Compensation Committee of the Board or a subcommittee thereof, or any other committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board. If the Committee does not exist or cannot function for any reason, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

2.11 “Company” means Casey’s General Stores, Inc., an Iowa corporation, and any successor thereto as provided in Article 17 herein.

2.12 “Covered Employee” means any Employee who is or may become a “Covered Employee,” as defined in Code Section 162(m), and who is designated, either as an individual Employee or class of Employees, by the Committee within the shorter of: (a) ninety (90) days after the beginning of the Performance Period, or (b) twenty-five percent (25%) of the Performance Period has elapsed, as a “Covered Employee” under this Plan for such applicable Performance Period.

2.13 “Director” means any individual who is a member of the Board of Directors of the Company.

2.14 “Effective Date” has the meaning set forth in Section 1.1.

2.15 “Employee” means any individual performing services for the Company, an Affiliate, or a Subsidiary and designated as an employee of the Company, an Affiliate, or a Subsidiary on the payroll records thereof. An Employee shall not include any individual during any period he or she is classified or treated by the Company, Affiliate, or Subsidiary as an independent contractor, a consultant, or any employee of an employment, consulting, or temporary agency or any other entity other than the Company, Affiliate, or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as a common-law employee of the Company, Affiliate, or Subsidiary during such period. An individual shall not cease to be an Employee in the case of: (a) any leave of absence approved by the Company or (b) transfers between locations of the Company or between the Company, any Affiliates, or any Subsidiaries. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the ninety-first (91st) day of such leave, any Incentive Stock Option held by a Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonqualified Stock Option. Neither service as a Director nor payment of a Director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

2.16 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.17 “Extraordinary Items” means (a) extraordinary, unusual, and/or nonrecurring items of gain or loss; (b) gains or losses on the disposition of a business; (c) changes in tax or accounting regulations or laws; or (d) the effect of a merger or acquisition, all of which must be identified in the audited financial statements, including footnotes, or Management Discussion and Analysis section of the Company’s annual report.

2.18 “Fair Market Value” or “FMV” means:

(a)	A price of a Share that is based on the opening, closing, actual, high, low, or average selling prices of a Share reported on any established stock exchange or national market system including without limitation the New York Stock Exchange and the Nasdaq Global Select Market on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise, Fair Market Value shall be deemed to be equal to the closing price of a Share on the most recent date on which Shares were publicly traded.

(b)	If Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the mean between the high bid and low asked prices for a Share on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable.

(c)	In the event Shares are not publicly traded at the time a determination of their value is required to be made hereunder, the price of a Share as determined by the Committee in such manner as it deems appropriate.

2.19 “Full-Value Award” means an Award other than in the form of an ISO or NQSO, and which is settled by the issuance of Shares.

2.20 “Grant Date” means the date an Award is granted to a Participant pursuant to the Plan.

2.21 “Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 to an Employee and that is designated as an Incentive Stock Option that is intended to meet the requirements of Code Section 422 or any successor provision.

2.22 “Insider” shall mean an individual who is, on the relevant date, an executive officer or Director of the Company, or a more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

2.23 “Nonemployee Director” means a Director who is not an Employee.

2.24 “Nonemployee Director Award” means any NQSO or Full-Value Award granted, whether singly, in combination, or in tandem, to a Participant who is a Nonemployee Director pursuant to such applicable terms, conditions, and limitations as the Board or Committee may establish in accordance with this Plan.

2.25 “Nonqualified Stock Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

2.26 “Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6.

2.27 “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.28 “Participant” means any eligible individual as set forth in Article 5 to whom an Award is granted.

2.29 “Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for certain performance-based compensation paid to Covered Employees. Notwithstanding the foregoing, nothing in this Plan shall be construed to mean that an Award which does not satisfy the requirements for performance-based compensation under Code Section 162(m) does not constitute performance-based compensation for other purposes, including Code Section 409A.

2.30 “Performance Measures” mean measures as described in Article 9 on which the performance goals are based and which are approved by the Company’s shareholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

2.31 “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.32 “Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article 7.

2.33 “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.34 “Plan” means the Casey’s General Stores, Inc. 2009 Stock Incentive Plan.

2.35 “Plan Year” means the Company’s fiscal year which begins May 1 and ends April 30.

2.36 “Prior Plans” mean the Casey’s General Stores, Inc. 2000 Stock Option Plan and the Casey’s General Stores, Inc. Non-Employee Directors’ Stock Option Plan.

2.37 “Restricted Stock” means an Award granted to a Participant pursuant to Article 7.

2.38 “Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 7, except no Shares are actually awarded to the Participant on the Grant Date.

2.39 “Share” means a share of common stock of the Company, no par value per share.

2.40 “Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, an interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

Article 3.    Administration

3.1 General. The Committee shall be responsible for administering this Plan, subject to this Article 3 and the other provisions of this Plan. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested individuals.

3.2 Authority of the Committee. Subject to any express limitations set forth in the Plan, the Committee shall have full and exclusive discretionary power and authority to take such actions as it deems necessary and advisable with respect to the administration of the Plan including, but not limited to, the following:

(a)	To determine from time to time which of the persons eligible under the Plan shall be granted Awards, when and how each Award shall be granted, what type or combination of types of Awards shall be granted, the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Shares pursuant to an Award, and the number of Shares subject to an Award;

(b)	To construe and interpret the Plan and Awards granted under it, and to establish, amend, and revoke rules and regulations for its administration. The Committee, in the exercise of this power, may correct any defect, omission, or inconsistency in the Plan or in an Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective;

(c)	To approve forms of Award Agreements for use under the Plan;

(d)	To determine Fair Market Value of a Share in accordance with Section 2.18 of the Plan;

(e)	To amend the Plan or any Award Agreement as provided in the Plan;

(f)	To authorize any person to execute on behalf of the Company any instrument required to effect the grant of a stock award previously granted by the Board;

(g)	To determine whether Awards will be settled in Shares of common stock, cash, or in any combination thereof;

(h)	To determine whether Awards will be adjusted for dividend equivalents, with “Dividend Equivalents” meaning a credit, made at the discretion of the Committee, to the account of a Participant in an amount equal to the cash dividends paid on one Share for each Share represented by an Award held by such Participant;

(i)	To establish a program whereby Participants designated by the Committee may reduce compensation otherwise payable in cash in exchange for Awards under the Plan;

(j)	To authorize a program permitting eligible Participants to surrender outstanding Awards in exchange for newly granted Awards;

(k)	To impose such restrictions, conditions, or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares, including, without limitation: (i) restrictions under an insider trading policy and (ii) restrictions as to the use of a specified brokerage firm for such resales or other transfers; and

(l)	To provide, either at the time an Award is granted or by subsequent action, that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of Shares, cash, or a combination thereof, the amount of which is determined by reference to the value of Shares.

Article 4.    Shares Subject to This Plan and Maximum Awards

4.1 Number of Shares Authorized and Available for Awards. The number of Shares authorized and available for Awards under the Plan shall be determined in accordance with the following provisions:

(a)	Subject to adjustment as provided in Section 4.4 of the Plan, the maximum number of Shares available for issuance under the Plan, including with respect to ISOs, shall be 5,000,000. In connection with approving this Plan, and contingent upon receipt of shareholder approval of this Plan, the Board of Directors has approved a resolution to cancel any Shares remaining available for issuance under the Prior Plans that are not subject to outstanding Awards as of the Effective Date.

(b)	Solely for the purpose of applying the limitation set forth in Section 4.1(a):

(i)	each Option granted under this Plan shall reduce the number of Shares available for grant by one Share for every one Share granted; and

(ii)	each Full Value Award granted under this Plan shall reduce the number of Shares available for grant by two Shares for every one Share granted.

4.2 Share Usage. Shares covered by an Award shall be counted as used only to the extent they are actually issued. Any Shares related to Awards under this Plan or under Prior Plans that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of the Shares, or are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares, shall be available again for grant under this Plan. Shares subject to an Award under the Plan may not again be made available for issuance under the Plan if such shares were: (i) Shares that were subject to an Option and were not issued upon the net settlement or net exercise of such Option; (ii) Shares delivered to or withheld by the Company to pay the exercise price of an Option or the withholding taxes related to any Award, or (iii) Shares repurchased on the open market with the proceeds of an Option exercise. The Shares available for issuance under this Plan may be authorized and unissued Shares or treasury Shares.

4.3 Annual Award Limits. Unless and until the Committee determines that an Award to a Covered Employee shall not be designed to qualify as Performance-Based Compensation, the following limits (each an “Annual Award Limit” and, collectively, “Annual Award Limits”), as adjusted pursuant to Sections 4.4 and 15, shall apply to grants of such Awards under this Plan:

(a)	Options: The maximum aggregate number of Shares subject to Options granted to any one Participant in any one Plan Year shall be 200,000.

(b)	Restricted Stock and Restricted Stock Units: The maximum aggregate number of Shares subject to Restricted Stock and Restricted Stock Units granted to any one Participant in any one Plan Year shall be 100,000.

4.4 Adjustments in Authorized Shares. Adjustment in authorized Shares available for issuance under the Plan or under an outstanding Award and adjustments in Annual Award Limits shall be subject to the following provisions:

(a)	In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in-kind, or other like change in capital structure or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under this Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the Annual Award Limits, and other value determinations applicable to outstanding Awards, provided that the Committee, in its sole discretion, shall determine the methodology or manner of making such substitution or adjustment.

(b)	The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under this Plan to reflect such changes or distributions and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods.

(c)	The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

(d)	Subject to the provisions of Article 15 and notwithstanding anything else herein to the contrary, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with the rules under Code Sections 422 and 424, as and where applicable.

Article 5.    Eligibility and Participation

5.1 Eligibility. Individuals eligible to participate in this Plan include all Employees and Directors.

5.2 Actual Participation. Subject to the provisions of this Plan, the Committee may, from time to time, select from all eligible individuals, those individuals to whom Awards shall be granted and shall determine, in its sole discretion, the nature of any and all terms permissible by law and the amount of each Award.

Article 6.    Stock Options

6.1 Grant of Options. Subject to the terms and provisions of this Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion.

6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO.

6.3 Option Price. The Option Price for each grant of an Option under this Plan shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement; provided, however, the Option Price must be at least equal to one hundred percent (100%) of the FMV of a Share as of the Option’s Grant Date.

6.4 Term of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

6.5 Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

6.6 Payment. Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any exercised Option shall be payable to the Company in accordance with one of the following methods:

(a)	In cash or its equivalent;

(b)	By tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price;

(c)	By a cashless (broker-assisted) exercise;

(d)	By any combination of (a), (b), and (c); or

(e)	Any other method approved or accepted by the Committee in its sole discretion.

Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares, or upon the Participant’s request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s). Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars or Shares, as applicable.

6.7 Termination of Employment. Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or provision of services to the Company or any Affiliate or Subsidiary, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.

6.8 Special Rules Regarding ISOs. Notwithstanding any provision of the Plan to the contrary, an ISO granted to a Participant shall be subject to the following rules:

(a)	Special ISO Definitions.

(i)	“Parent Corporation” shall mean as of any applicable date a corporation in respect of the Company that is a parent corporation within the meaning of Code Section 424(e).

(ii)	“ISO Subsidiary” shall mean as of any applicable date any corporation in respect of the Company that is a subsidiary corporation within the meaning of Code Section 424(f).

(iii)	A “10% Owner” is an individual who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its Parent Corporation or any ISO Subsidiary.

(b)	Eligible Employees. ISOs may be granted solely to eligible Employees of the Company, Parent Corporation, or ISO Subsidiary (as permitted under Code Sections 422 and 424).

(c)	Specified as an ISO. The Award Agreement evidencing the grant of an ISO shall specify that such grant is intended to be an ISO.

(d)	Option Price. The Option Price of an ISO granted under the Plan shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement; provided, however, the Option Price must at least equal one hundred percent (100%) of the Fair Market Value of a Share as of the ISO’s Grant Date (in the case of 10% owners, the Option Price may not be not less than 110% of such Fair Market Value).

(e)	Right to Exercise. Any ISO granted to a Participant under the Plan shall be exercisable during his or her lifetime solely by such Participant.

(f)	Exercise Period. The period during which a Participant may exercise an ISO shall not exceed ten (10) years (five (5) years in the case of a Participant who is a 10% owner) from the date on which the ISO was granted.

(g)	Termination of Employment. In the event a Participant terminates employment due to death or disability, as defined under Code Section 22(e)(3), the Participant (or his beneficiary, in the case of death) shall have the right to exercise the Participant’s ISO Award during the period specified in the applicable Award Agreement solely to the extent the Participant had the right to exercise the ISO on the date of his death or disability, as applicable; provided, however that such period may not exceed one (1) year from the date of such termination of employment or, if shorter, the remaining term of the ISO. In the event a Participant terminates employment for reasons other than death or disability, as defined under Code Section 22(e)(3), the Participant shall have the right to exercise the Participant’s ISO Award during the period specified in the applicable Award Agreement solely to the extent the Participant had the right to exercise the ISO on the date of such termination of employment; provided, however that such period may not exceed three (3) months from the date of such termination of employment or, if shorter, the remaining term of the ISO.

(h)	Dollar Limitation. To the extent that the aggregate Fair Market Value of: (i) the Shares with respect to which Options designated as Incentive Stock Options plus (ii) the Shares of common stock of the Company, Parent Corporation, and any Subsidiary with respect to which other Incentive Stock Options are exercisable for the first time by a holder of an ISO during any calendar year under all plans of the Company and any Affiliate and Subsidiary exceeds one hundred thousand dollars ($100,000), such Options shall be treated as Nonqualified Stock Options. For purposes of the preceding sentence, Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time the Option or other Incentive Stock Option is granted.

(i)	Duration of Plan. No Incentive Stock Option may be granted more than ten (10) years after the earlier of: (i) adoption of this Plan by the Board, or (ii) the Effective Date.

(j)	Notification of Disqualifying Disposition. If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO, such Participant shall notify the Company of such disposition within thirty (30) days thereof. The Company shall use such information to determine whether a disqualifying disposition as described in Code Section 421(b) has occurred.

(k)	Transferability. Notwithstanding any provision herein to the contrary, no ISO granted under this Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided, however, at the discretion of the Committee, an ISO may be transferred to a grantor trust under which the Participant making the transfer is the sole beneficiary.

Article 7.    Restricted Stock and Restricted Stock Units

7.1 Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the Grant Date.

7.2 Restricted Stock or Restricted Stock Unit Agreement. Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock, or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

7.3 Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to this Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units. To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse. Except as otherwise provided in this Article 7, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion, shall determine.

7.4 Certificate Legend. In addition to any legends placed on certificates pursuant to Section 7.3, each certificate representing Shares of Restricted Stock granted pursuant to this Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion: The sale or transfer of Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Casey’s General Stores, Inc. 2009 Stock Incentive Plan, and in the associated Award Agreement. A copy of this Plan and such Award Agreement may be obtained from Casey’s General Stores, Inc.

7.5 Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

7.6 Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant’s employment with or provision of services to the Company or any Affiliate or Subsidiary, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

Article 8.    Transferability of Awards and Shares

8.1 Transferability of Awards. Except as provided in Section 8.2, during a Participant’s lifetime, his or her Awards shall be exercisable only by the Participant. Awards shall not be transferable other than by will or the laws of descent and distribution or, subject to the consent of the Committee, pursuant to a domestic relation order entered into by a court of competent jurisdiction; no Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind; and any purported transfer in violation of this Section 8.1 shall be null and void. The Committee may establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable or Shares deliverable in the event of, or following, the Participant’s death may be provided.

8.2 Committee Action. Except as provided in Section 6.8(k), the Committee may, in its discretion, determine that notwithstanding Section 8.1, any or all Awards shall be transferable to and exercisable by such transferees, and be subject to such terms and conditions as the Committee may deem appropriate; provided, however, no Award may be transferred for value without shareholder approval.

8.3 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired by a Participant under the Plan as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed or traded, or under any blue sky or state securities laws applicable to such Shares.

Article 9.    Performance Measures

9.1 Performance Measures. The performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

(a)	Earnings per share;

(b)	Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);

(c)	Net earnings or net income (before or after taxes);

(d)	Net sales or revenue growth;

(e)	Net operating profit;

(f)	Earnings before or after taxes, interest, depreciation, and/or amortization;

(g)	Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);

(h)	Share price (including, but not limited to, growth measures and total shareholder return);

(i)	Expense targets;

(j)	Cost reduction or savings;

(k)	Performance against operating budget goals;

(l)	Economic value added or EVA (net operating profit after tax minus the sum of capital multiplied by the cost of capital); and

(m)	Margins.

Any Performance Measure(s) may be used to measure the performance of the Company, Subsidiary, and/or Affiliate as a whole or any business unit of the Company, Subsidiary, and/or Affiliate, or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of similar companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (h) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 9.

9.2 Evaluation of Performance. The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) Extraordinary Items, (f) acquisitions or divestitures, and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

9.3 Adjustment of Performance-Based Compensation. Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.

9.4 Committee Discretion. In the event that applicable tax or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 9.1.

Article 10.    Nonemployee Director Awards

10.1 Awards to Nonemployee Directors. The Board or Committee shall determine and approve all Awards to Nonemployee Directors. The terms and conditions of any grant of any Award to a Nonemployee Director shall be set forth in an Award Agreement.

10.2 Awards in Lieu of Fees; Deferral of Award Payment. The Board or Committee may permit a Nonemployee Director the opportunity to: (a) receive an Award in lieu of payment of all or a portion of future director fees (including but not limited to cash retainer fees and meeting fees) or other types Awards pursuant to such terms and conditions as the Board or Committee may prescribe and set forth in an applicable subplan or Award Agreement or (b) defer the grant or payment of an Award pursuant to such terms and conditions as the Board or Committee may prescribe and set forth in any applicable subplan or Award Agreement.

Article 11.    Dividend Equivalents

Any Participant selected by the Committee may be granted dividend equivalents based on the dividends declared on Shares that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests, or expires, as determined by the Committee. Such dividend equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee. Notwithstanding the foregoing, the Committee may not grant dividend equivalents based on the dividends declared on Shares that are subject to an Option or ISO Award.

Article 12.    Beneficiary Designation

Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same

Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at the Participant’s death shall be paid to or exercised by the Participant’s executor, administrator, or legal representative.

Article 13.    Rights of Participants

13.1 Employment. Nothing in this Plan or an Award Agreement shall: (a) interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries to terminate any Participant’s employment or service on the Board or to the Company at any time or for any reason not prohibited by law, or (b) confer upon any Participant any right to continue his employment or service as a Director for any specified period of time. Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or any Affiliate or Subsidiary and, accordingly, subject to Articles 3 and 15, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates, and/or its Subsidiaries.

13.2 Participation. No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

13.3 Rights as a Shareholder. Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

Article 14.    Change of Control

14.1 Change of Control of the Company. Notwithstanding any other provision of this Plan to the contrary, the provisions of this Article 14 shall apply in the event of a Change of Control, unless otherwise determined by the Committee in connection with the grant of an Award as reflected in the applicable Award Agreement.

(a)	Outstanding Options Exchanged for Replacement Awards. Upon a Change of Control, if an Award meeting the requirements of Section 14.2 (a “Replacement Award”) is provided to a Participant to replace the Participant’s then-outstanding Stock Options (the “Replaced Award”), then the Replaced Award shall be deemed cancelled and shall have no further force or effect and the Company shall have no further obligation with respect to the Replaced Award.

(b)	Outstanding Options Not Exchanged for Replacement Awards. Upon a Change of Control, to the extent a Participant’s then-outstanding Stock Options are not exchanged for Replacement Awards as provided for in paragraph (a) above, then such Stock Options shall immediately become fully vested and exercisable.

(c)	Service-Based Outstanding Awards Other Than Stock Options. Upon a Change of Control, all then-outstanding Awards, other than Stock Options, that are not vested and as to which vesting depends solely on the satisfaction of a service obligation by a Participant to the Company, Subsidiary, or Affiliate shall vest in full and be free of restrictions related to the vesting or transferability of such Awards.

(d)	Other Awards. Upon a Change of Control, the treatment of then-outstanding Awards not subject to subparagraphs (a), (b), or (c) above shall be determined by the terms and conditions set forth in the applicable Award Agreement.

(e)

Committee Discretion Regarding Treatment of Awards Not Exchanged for Replacement Awards. Except to the extent that a Replacement Award is provided to the Participant, the Committee may, in its sole discretion, (i) determine that any or all outstanding Awards granted under the Plan, whether or not exercisable, will be canceled and terminated and that in connection with such cancellation and termination the holder of such Award may receive for each Share of common stock subject to such

Awards a cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock and securities equivalent to such cash payment) equal to the difference, if any, between the consideration received by shareholders of the Company in respect of a Share of common stock in connection with such transaction and the purchase price per share, if any, under the Award multiplied by the number of Shares of common stock subject to such Award, provided that if such product is zero (0) or less or to the extent that the Award is not then exercisable, the Awards will be canceled and terminated without payment therefore; or (ii) provide that the period to exercise Options granted under the Plan shall be extended (but not beyond the expiration date of such Option.

14.2 Replacement Awards. An Award shall qualify as a Replacement Award if: (a) it has a value at least equal to the value of the Replaced Award as determined by the Committee in its sole discretion; (b) it relates to publicly traded equity securities of the Company or its successor in the Change of Control or another entity that is affiliated with the Company or its successor following the Change of Control; and (c) its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change of Control). Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 14.2 are satisfied shall be made by the Committee, as constituted immediately before the Change of Control, in its sole discretion.

14.3 Termination of Employment. Upon a termination of employment of a Participant occurring in connection with or during the period of two (2) years after such Change of Control, other than for Cause: (a) all Replacement Awards held by the Participant shall become fully vested and (if applicable) exercisable and free of restrictions, and (b) all Stock Options held by the Participant immediately before the termination of employment or termination of directorship that the Participant held as of the date of the Change of Control or that constitute Replacement Awards shall remain exercisable for not less than one (1) year following such termination or until the expiration of the stated term of such Stock Option, whichever period is shorter; provided that if the applicable Award Agreement provides for a longer period of exercisability, that provision shall control.

Article 15.    Amendment and Termination

15.1 Amendment and Termination of the Plan and Award Agreements.

(a)	Subject to subparagraphs (b) and (c) of this Section 15.1 and Section 15.3 of the Plan, the Board may at any time terminate the Plan or an outstanding Award Agreement and the Committee may, at any time and from time to time, amend the Plan or an outstanding Award Agreement.

(b)	Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of an outstanding Award may not be amended to reduce the exercise price of outstanding Options or cancel outstanding Options in exchange for cash, other Awards, or Options with an exercise price that is less than the exercise price of the original Options without shareholder approval.

(c)	Notwithstanding the foregoing, no amendment of this Plan shall be made without shareholder approval if shareholder approval is required pursuant to rules promulgated by any stock exchange or quotation system on which Shares are listed or quoted or by applicable U.S. state corporate laws or regulations, applicable U.S. federal laws or regulations, and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

15.2 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. Subject to Section 9.3, the Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in

Section 4.4 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan. By accepting an Award under this Plan, a Participant agrees to any adjustment to the Award made pursuant to this Section 15.2 without further consideration or action.

15.3 Awards Previously Granted. Notwithstanding any other provision of this Plan to the contrary, other than Sections 15.2,15.4, or 18.13, no termination or amendment of this Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this Plan, without the written consent of the Participant holding such Award.

15.4 Amendment to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Committee may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any present or future law relating to plans of this or similar nature, and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 15.4 to any Award granted under the Plan without further consideration or action.

Article 16.    Withholding

16.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

16.2 Share Withholding. With respect to withholding required upon the exercise of Options, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or any other taxable event arising as a result of an Award granted hereunder (collectively and individually referred to as a “Share Payment”), Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold from a Share Payment the number of Shares having a Fair Market Value on the date the withholding is to be determined equal to the minimum statutory withholding requirement but in no event shall such withholding exceed the minimum statutory withholding requirement. All such elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Article 17.    Successors

All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 18.    General Provisions

18.1 Forfeiture Events.

(a)

The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for Cause, termination of the Participant’s provision of services to the Company, Affiliate, or Subsidiary, violation of material Company, Affiliate, or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, any Affiliate, or Subsidiary.

(b)	If any of the Company’s financial statements are required to be restated resulting from errors, omissions, or fraud, the Committee may (in its sole discretion, but acting in good faith) direct that the Company recover all or a portion of any Award granted or paid to a Participant with respect to any fiscal year of the Company the financial results of which are negatively affected by such restatement. The amount to be recovered from the Participant shall be the amount by which the Award exceeded the amount that would have been payable to the Participant had the financial statements been initially filed as restated, or any greater or lesser amount (including, but not limited to, the entire Award) that the Committee shall determine. In no event shall the amount to be recovered by the Company be less than the amount required to be repaid or recovered as a matter of law (including but not limited to amounts that are required to be recovered or forfeited under Section 304 of the Sarbanes-Oxley Act of 2002). The Committee shall determine whether the Company shall effect any such recovery: (i) by seeking repayment from the Participant, (ii) by reducing (subject to applicable law and the terms and conditions of the applicable plan, program or arrangement) the amount that would otherwise be payable to the Participant under any compensatory plan, program, or arrangement maintained by the Company, an Affiliate, or any Subsidiary, (iii) by withholding payment of future increases in compensation (including the payment of any discretionary bonus amount) or grants of compensatory awards that would otherwise have been made in accordance with the Company’s otherwise applicable compensation practices, or (iv) by any combination of the foregoing.

18.2 Legend. The certificates for Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

18.3 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

18.4 Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

18.5 Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

18.6 Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:

(a)	Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)	Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

18.7 Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

18.8 Investment Representations. The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

18.9 Uncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

18.10 Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, its Subsidiaries, or its Affiliates may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any individual acquires a right to receive payments from the Company or any Affiliate or Subsidiary under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company or the Subsidiary or Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, or the Subsidiary or Affiliate, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.

18.11 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

18.12 Retirement and Welfare Plans. Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s or Affiliate’s retirement plans (both qualified and nonqualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

18.13 Deferred Compensation.

(a)	The Committee may grant Awards under the Plan that provide for the deferral of compensation within the meaning of Code Section 409A. It is intended that such Awards comply with the requirements Section 409A so that amounts deferred thereunder are not includible in income and are not subject to an additional tax of twenty percent (20%) at the time the deferred amounts are no longer subject to a substantial risk of forfeiture.

(b)	Notwithstanding any provision of the Plan or Award Agreement to the contrary, if one or more of the payments or benefits to be received by a Participant pursuant to an Award would constitute deferred compensation subject to Code Section 409A and would cause the Participant to incur any penalty tax or interest under Code Section 409A or any regulations or Treasury guidance promulgated thereunder, the Committee may reform the Plan and Award Agreement to comply with the requirements of Code Section 409A and to the extent practicable maintain the original intent of the Plan and Award Agreement. By accepting an Award under this Plan, a Participant agrees to any amendments to the Award made pursuant to this Section 18.13(b) without further consideration or action.

18.14 Nonexclusivity of this Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

18.15 No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or a Subsidiary’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or a Subsidiary or an Affiliate to take any action which such entity deems to be necessary or appropriate.

18.16 Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Iowa, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Iowa to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.

18.17 Delivery and Execution of Electronic Documents. To the extent permitted by applicable law, the Company may: (a) deliver by email or other electronic means (including posting on a Web site maintained by the Company or by a third party under contract with the Company) all documents relating to the Plan or any Award thereunder (including without limitation, prospectuses required by the SEC) and all other documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements), and (b) permit Participants to electronically execute applicable Plan documents (including, but not limited to, Award Agreements) in a manner prescribed to the Committee.

18.18 No Representations or Warranties Regarding Tax Effect. Notwithstanding any provision of the Plan to the contrary, the Company, its Affiliates and Subsidiaries, the Board, and the Committee neither represent nor warrant the tax treatment under any federal, state, local, or foreign laws and regulations thereunder (individually and collectively referred to as the “Tax Laws”) of any Award granted or any amounts paid to any Participant under the Plan including, but not limited to, when and to what extent such Awards or amounts may be subject to tax, penalties and interest under the Tax Laws.

18.19 Indemnification. Subject to requirements of Iowa law, each individual who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Article 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his/her own behalf, unless such loss, cost, liability, or expense is a result of his/her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1.	Election of Directors:	01 - Ronald M. Lamb	02 - Robert J. Myers	03 - Diane C. Bridgewater
		04 - Johnny Danos	05 - H. Lynn Horak	06 - Kenneth H. Haynie	É
		07 - William C. Kimball	08 - Jeffrey M. Lamberti	09 - Richard A. Wilkey

☐ Mark here to vote FOR all nominees ☐ Mark here to WITHHOLD vote from all nominees

	01	02	03	04	05	06	07	08	09

☐ For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.	☐	☐	☐	☐	☐	☐	☐	☐	☐

	For	Against	Abstain

2. To ratify the appointment of KPMG LLP as the independent auditors of the Company for fiscal year 2010.	☐	☐	☐

3. To approve the Casey’s General Stores, Inc. 2009 Stock Incentive Plan.	☐	☐	☐

4. To transact such other business as may properly come before the meeting.

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — CASEY’S GENERAL STORES, INC.

NOTICE OF 2009 ANNUAL MEETING OF SHAREHOLDERS

ONE CONVENIENCE BOULEVARD ANKENY, IOWA 50021

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING ON SEPTEMBER 18, 2009.

The undersigned hereby appoints Ronald M. Lamb and Robert J. Myers as Proxies, each with the power to appoint his substitute, and hereby authorizes any of them to represent and to vote, as designated below, all of the shares of Common Stock of Casey’s General Stores, Inc. held of record by the undersigned on July 24, 2009 at the Annual Meeting of shareholders to be held on September 18, 2009, or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(To be signed on the other side)

.

Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 5:00 p.m., Central Time, on September 16, 2009.

Vote by Internet • Log on to the Internet and go to www.envisionreports.com/CASY • Follow the steps outlined on the secured website.

Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒		• Follow the instructions provided by the recorded message.

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1.	Election of Directors:	01 - Ronald M. Lamb	02 - Robert J. Myers	03 - Diane C. Bridgewater
		04 - Johnny Danos	05 - H. Lynn Horak	06 - Kenneth H. Haynie	É
		07 - William C. Kimball	08 - Jeffrey M. Lamberti	09 - Richard A. Wilkey

☐ Mark here to vote FOR all nominees ☐ Mark here to WITHHOLD vote from all nominees

	01	02	03	04	05	06	07	08	09

☐ For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.	☐	☐	☐	☐	☐	☐	☐	☐	☐

	For	Against	Abstain

2. To ratify the appointment of KPMG LLP as the independent auditors of the Company for fiscal year 2010.	☐	☐	☐

3. To approve the Casey’s General Stores, Inc. 2009 Stock Incentive Plan.	☐	☐	☐

4. To transact such other business as may properly come before the meeting.

B	Non-Voting Items

Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

INSTRUCTION CARD — CASEY’S GENERAL STORES 401K PLAN

ONE CONVENIENCE BOULEVARD ANKENY, IOWA 50021

INSTRUCTIONS TO: Delaware Charter Guarantee and Trust Company, as Trustee of the Casey’s General Store 401K Plan (the “KSOP”)

I hereby direct that the voting rights pertaining to all shares of Common Stock of Casey’s General Stores, Inc. held by the Trustee and allocated to my account in the KSOP shall be exercised at the Annual Meeting of the shareholders of Casey’s General Stores, Inc. to be held on September 18, 2009, or at any adjournment of such meeting, in accordance with the instructions on the reverse side hereof, in voting upon the election of Directors, the ratification of the appointment of KPMG LLP as the independent auditors for fiscal year 2010, the approval of the 2009 Stock Incentive Plan, and on any other business that may properly come before the meeting.

You are entitled to direct the voting of the total number of shares of Common Stock of Casey’s General Stores, Inc. allocated to your account in the KSOP through July 24, 2009, the record date for voting at the September 18, 2009, Annual Meeting of shareholders, if your completed and signed Instruction Card is received by the Trustee no later than September 16, 2009. If your voting instructions are not timely received by the Trustee, the shares allocated to your account and the other shares held by the Trustee for which no instructions were timely received will be voted by the Trustee in the same manner and proportion as the Trustee votes shares for which the Trustee does receive timely instructions.

PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(To be signed on the other side)

.

Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on September 18, 2009.

Vote by Internet • Log on to the Internet and go to www.envisionreports.com/CASY • Follow the steps outlined on the secured website.

Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒		• Follow the instructions provided by the recorded message.

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1.	Election of Directors:	01 - Ronald M. Lamb	02 - Robert J. Myers	03 - Diane C. Bridgewater
		04 - Johnny Danos	05 - H. Lynn Horak	06 - Kenneth H. Haynie	É
		07 - William C. Kimball	08 - Jeffrey M. Lamberti	09 - Richard A. Wilkey

☐ Mark here to vote FOR all nominees ☐ Mark here to WITHHOLD vote from all nominees

	01	02	03	04	05	06	07	08	09

☐ For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.	☐	☐	☐	☐	☐	☐	☐	☐	☐

	For	Against	Abstain

2. To ratify the appointment of KPMG LLP as the independent auditors of the Company for fiscal year 2010.	☐	☐	☐

3. To approve the Casey’s General Stores, Inc. 2009 Stock Incentive Plan.	☐	☐	☐

4. To transact such other business as may properly come before the meeting.

B	Non-Voting Items

Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — CASEY’S GENERAL STORES, INC.

NOTICE OF 2009 ANNUAL MEETING OF SHAREHOLDERS

ONE CONVENIENCE BOULEVARD ANKENY, IOWA 50021

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING ON SEPTEMBER 18, 2009.

The undersigned hereby appoints Ronald M. Lamb and Robert J. Myers as Proxies, each with the power to appoint his substitute, and hereby authorizes any of them to represent and to vote, as designated below, all of the shares of Common Stock of Casey’s General Stores, Inc. held of record by the undersigned on July 24, 2009 at the Annual Meeting of shareholders to be held on September 18, 2009, or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(To be signed on the other side)